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                                                            EXHIBIT 4


                CENTRAL AND SOUTH WEST CORPORATION THRIFT PLUS
              (As Amended and Restated Effective January 1, 1991)


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TABLE OF CONTENTS

                                                                          Page

ARTICLE I. - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (1)  Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (2)      Account Balance. . . . . . . . . . . . . . . . . . . . . . .   1
     (3)  Administrator or Plan Administrator. . . . . . . . . . . . . . .   1
     (4)  Advisory Committee . . . . . . . . . . . . . . . . . . . . . . .   1
     (5)      After-Tax Additional Deposits. . . . . . . . . . . . . . . .   2
     (6)      After-Tax Basic Deposits . . . . . . . . . . . . . . . . . .   2
     (7)  Application for Participation. . . . . . . . . . . . . . . . . .   2
     (8)  Asset Allocation Option. . . . . . . . . . . . . . . . . . . . .   2
     (9)  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     (10) Benefit Administrator. . . . . . . . . . . . . . . . . . . . . .   3
     (11) Board of Directors . . . . . . . . . . . . . . . . . . . . . . .   3
     (12) Capital Appreciation Option. . . . . . . . . . . . . . . . . . .   3
     (13) Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     (14) Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     (15) Company Contribution or Contribution . . . . . . . . . . . . . .   3
     (16) Company Stock. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     (17) Company Stock Option:  . . . . . . . . . . . . . . . . . . . . .   4
     (18) Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     (19) Compensation Reduction and Deferral Agreement. . . . . . . . . .   5
     (20) Controlled Group . . . . . . . . . . . . . . . . . . . . . . . .   5
     (21) Controlled Group Member. . . . . . . . . . . . . . . . . . . . .   5
     (22) Deferral Percentage. . . . . . . . . . . . . . . . . . . . . . .   5
     (23) Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (24) Disabled . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (25) Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (26) Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (27) ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (28) ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     (29) ESOP Account Balance . . . . . . . . . . . . . . . . . . . . . .   7
     (30) Fiduciary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     (31) Fixed Income Option. . . . . . . . . . . . . . . . . . . . . . .   7
     (32) Growth and Income Option . . . . . . . . . . . . . . . . . . . .   7
     (33) Hardship . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     (34) Highly Compensated Employee. . . . . . . . . . . . . . . . . . .   7
     (35)     Home Loan. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     (36) Hour of Service. . . . . . . . . . . . . . . . . . . . . . . . .   8
     (37) Investment Options . . . . . . . . . . . . . . . . . . . . . . .   8
     (38) Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     (39)     Loan Valuation Date. . . . . . . . . . . . . . . . . . . . .   9
     (40) Named Fiduciaries. . . . . . . . . . . . . . . . . . . . . . . .   9
     (41) Non-Highly Compensated Employee. . . . . . . . . . . . . . . . .   9
     (42) Outstanding Loan Balance . . . . . . . . . . . . . . . . . . . .   9
     (43) Participant. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     (44) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     (45) Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     (46) Qualified Plan . . . . . . . . . . . . . . . . . . . . . . . . .  10
     (47) Rollover Contribution. . . . . . . . . . . . . . . . . . . . . .  10
     (48) Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     (49) Transfer Contribution. . . . . . . . . . . . . . . . . . . . . .  11
     (50) Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  11
     (51) Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     (52) Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     (53) Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . .  12
     (54) Vested Interest. . . . . . . . . . . . . . . . . . . . . . . . .  12
     (55) Year of Service. . . . . . . . . . . . . . . . . . . . . . . . .  12
     1.2  Construction . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE II. - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . .  13
     2.1  Eligibility to Participate . . . . . . . . . . . . . . . . . . .  13
     2.2  Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.3  Commencement of Participation. . . . . . . . . . . . . . . . . .  13
     2.4  Compensation Reduction and Deferral Agreements . . . . . . . . .  14
     2.5  Duration of Participation and Eligibility for
          Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE III. - PARTICIPANT DEPOSITS. . . . . . . . . . . . . . . . . . . .  15
     3.1      Deposits . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.2      After-Tax Basic and After-Tax Additional
          Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.3  401(k) Basic and 401(k) Additional Deposits. . . . . . . . . . .  15
     3.4      Changes in Participant Deposits. . . . . . . . . . . . . . .  16
     3.5      Suspension of Deposits . . . . . . . . . . . . . . . . . . .  18
     3.6      Payments to Trustee. . . . . . . . . . . . . . . . . . . . .  19
     3.7      Limitation on Deposits . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV. - COMPANY CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . .  19
     4.1      Amount of Company Contributions. . . . . . . . . . . . . . .  19
     4.2      Transfer of Company Contributions to Trustee . . . . . . . .  20
     4.3      Reduction of Company Contributions . . . . . . . . . . . . .  20
     4.4      Return of Contributions to Employers . . . . . . . . . . . .  20
     4.5      Provision Pursuant to Code Section 415(c). . . . . . . . . .  21
     4.6      Provision Pursuant to Code Section 415(e). . . . . . . . . .  22
     4.7      Other Code Section 415 Provisions. . . . . . . . . . . . . .  26

ARTICLE V. - INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  26
     5.1      Investment Options . . . . . . . . . . . . . . . . . . . . .  26
     5.2      Account. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.3      Investment of Accounts . . . . . . . . . . . . . . . . . . .  28
     5.4      Change of Investment Option. . . . . . . . . . . . . . . . .  28
     5.5      Election Procedure . . . . . . . . . . . . . . . . . . . . .  29
     5.6  Valuation of Investment Options. . . . . . . . . . . . . . . . .  29
     5.7  Purchase or Sale of Company Stock. . . . . . . . . . . . . . . .  32
     5.8      Registration of Company Stock. . . . . . . . . . . . . . . .  33

ARTICLE VI. - VESTING OF DEPOSITS AND CONTRIBUTIONS. . . . . . . . . . . .  34
     6.1      Deposits . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     6.2  Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .  34
     6.3  Rollover and Transfer Contributions. . . . . . . . . . . . . . .  35

ARTICLE VII. - DISTRIBUTIONS AND WITHDRAWALS . . . . . . . . . . . . . . .  35
     7.1  Distributions Only as Provided . . . . . . . . . . . . . . . . .  35
     7.2      Distributions on Termination of Employment . . . . . . . . .  35
     7.3      Distributions on Death . . . . . . . . . . . . . . . . . . .  39
     7.4      Valuation Upon Distribution. . . . . . . . . . . . . . . . .  40
     7.5      Waiver of Annuity. . . . . . . . . . . . . . . . . . . . . .  40
     7.6      Timing of Distribution . . . . . . . . . . . . . . . . . . .  41
     7.7      Withdrawal of Accounts . . . . . . . . . . . . . . . . . . .  44

ARTICLE VIII. - ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT . . . . . .  48
     8.1      Responsibility for Administration. . . . . . . . . . . . . .  48
     8.2      Advisory Committee . . . . . . . . . . . . . . . . . . . . .  48
     8.3      Authority  . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.4      Formalities of Advisory Committee Action . . . . . . . . . .  50
     8.5      Employment of Assistance . . . . . . . . . . . . . . . . . .  50
     8.6      Certification of Agency. . . . . . . . . . . . . . . . . . .  51
     8.7      Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     8.8      Statement of Accounts. . . . . . . . . . . . . . . . . . . .  51
     8.9      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     8.10     Revocability of Advisory Committee Action. . . . . . . . . .  52
     8.11 Uniform Administration of Plan . . . . . . . . . . . . . . . . .  52
     8.12     The Trust Fund . . . . . . . . . . . . . . . . . . . . . . .  52
     8.13     No Guarantee Against Loss. . . . . . . . . . . . . . . . . .  53
     8.14 Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE IX. - CLAIMS PROCEDURES. . . . . . . . . . . . . . . . . . . . . .  53
     9.1  Method of Filing Claim . . . . . . . . . . . . . . . . . . . . .  53
     9.2  Review Procedure . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE X. - FIDUCIARY RESPONSIBILITY. . . . . . . . . . . . . . . . . . .  55
     10.1  Immunities. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.2  Allocation and Delegation of Fiduciary
            Responsibilities . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE XI. - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  58
     11.1  Spendthrift Provisions. . . . . . . . . . . . . . . . . . . . .  58
     11.2  Facility of Payment . . . . . . . . . . . . . . . . . . . . . .  58
     11.3      No Enlargement of Employment Rights . . . . . . . . . . . .  59
     11.4  Merger or Transfer of Assets. . . . . . . . . . . . . . . . . .  59
     11.5      Severability Provision. . . . . . . . . . . . . . . . . . .  60

ARTICLE XII. - EMPLOYERS . . . . . . . . . . . . . . . . . . . . . . . . .  60
     12.1      Adoption by Other Corporations. . . . . . . . . . . . . . .  60
     12.2      Contribution of Employers . . . . . . . . . . . . . . . . .  60
     12.3      Withdrawal of Employer. . . . . . . . . . . . . . . . . . .  61

ARTICLE XIII. - AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . .  61
     13.1      Right to Amend or Terminate . . . . . . . . . . . . . . . .  61
     13.2      Procedure for Termination or Amendment. . . . . . . . . . .  62
     13.3      Distribution Upon Termination . . . . . . . . . . . . . . .  62
     13.4  Adverse Modification. . . . . . . . . . . . . . . . . . . . . .  63
     13.5      Subsidiary Cessation. . . . . . . . . . . . . . . . . . . .  63
     13.6      Provision Pursuant to Section 411(d)(3) of the
               Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE XIV. - TOP-HEAVY PLAN REQUIREMENTS . . . . . . . . . . . . . . . .  64
     14.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     14.2  Top-Heavy Determination . . . . . . . . . . . . . . . . . . . .  65
     14.3      Top-Heavy Requirements. . . . . . . . . . . . . . . . . . .  66
     14.4      Super Top-Heavy Requirements. . . . . . . . . . . . . . . .  67
     14.5  Benefit Accrual Requirements. . . . . . . . . . . . . . . . . .  67

ARTICLE XV. - LIMITATIONS ON 401(k)
                DEPOSITS AND CONTRIBUTIONS . . . . . . . . . . . . . . . .  68
     15.1  Average Deferral Percentage . . . . . . . . . . . . . . . . . .  68
     15.2  Average Contribution Percentage . . . . . . . . . . . . . . . .  69
     15.3  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     15.4  Special Rules . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE XVI. - DISTRIBUTION OF EXCESS CONTRIBUTIONS AND
                        EXCESS AGGREGATE CONTRIBUTIONS . . . . . . . . . .  71
     16.1  In General. . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     16.2  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     16.3  Determination of Income . . . . . . . . . . . . . . . . . . . .  72

ARTICLE XVII. - LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . .  72
     17.1  Eligibility for Borrowing . . . . . . . . . . . . . . . . . . .  72
     17.2  Amount of Loans . . . . . . . . . . . . . . . . . . . . . . . .  72
     17.3  Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  73
     17.4  Term of Loan. . . . . . . . . . . . . . . . . . . . . . . . . .  74
     17.5  Disbursement and Security . . . . . . . . . . . . . . . . . . .  75
     17.6  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . .  76
     17.7  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . .  77
     17.8  Loan Rules. . . . . . . . . . . . . . . . . . . . . . . . . . .  78









                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS
                      (As Amended and Restated Effective
                    as of January 1, 1991)

          Central and South West Corporation, a Delaware corporation, pursuant to the order of its Board of Directors, hereby amends and restates the thrift plan known as Central and South West Corporation Employees' Thrift Plan. This amendment and restatement of the Plan, among other things, renames the Plan as "Central and South West Corporation Thrift Plus" and permits employees to make contributions on a before-tax, in addition to after-tax, basis effective as of January 1, 1991.
                           ARTICLE I. - DEFINITIONS
          1.1 Definitions: The following terms when used herein with initial capital letters, unless the context clearly indi-
cates otherwise, shall have the following respective meanings:
          (1)  Account:  The account provided for in Section 5.2.
          (2) Account Balance: The value of a Participant's Account as determined under the applicable provisions of Article
V as of the Valuation Date coinciding with or next succeeding the event or circumstance requiring the valuation unless some other date shall be specifically provided.
          (3) Administrator or Plan Administrator: The Administrator of the Plan, as defined in Section 3(16)(A) of
ERISA and Section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.
          (4)  Advisory Committee:  The Advisory Committee
provided for in Article VIII hereof.
          (5) After-Tax Additional Deposits: A deposit to the Plan, other than After-Tax Basic Deposits, made by a Participant through a payroll deduction as provided for in Section 3.2 (and shall include Additional Deposits made for periods ending prior to January 1, 1991).
          (6) After-Tax Basic Deposits: A deposit to the Plan, other than After-Tax Additional Deposits, made by a Participant through a payroll deduction, as provided in Section 3.2, with respect to which Company Contributions are made (and shall include Basic Deposits made for periods ending prior to January
1, 1991).
          (7)  Application for Participation:  The form described
in Section 2.3.
          (8) Asset Allocation Option: One of the Investment Options, which shall be divided, in such proportions as the
Advisory Committee may from time to time determine, between (a) investments in shares of an open-end investment company or investment companies registered under the Investment Companies
Act of 1940 the assets of which are comprised primarily of equity investments appropriate for a balanced portfolio, and (b) investments of the type permitted under Section 4.03 of the Trust Agreement.
          (9)  Beneficiary:  A Participant's Spouse or, such
person or persons other than, or in addition to, his Spouse as may be designated by a Participant as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Participant, which includes his Spouse's written consent (in the manner described below) to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Beneficiary), and which is filed with the Benefit Administrator before the Participant's death. A Spouse's consent required by this
Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a Plan representative or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Participant as his Beneficiary have ceased to exist or a Participant has died without designating a
Beneficiary, the Participant's Beneficiary shall be his Spouse, if he has one or, if not, his estate.
          (10) Benefit Administrator: An Assistant Secretary to the Committee who maintains an office at an Employer.
          (11)  Board of Directors:  The Board of Directors of the
Company.
          (12)  Capital Appreciation Option:  One of the
Investment Options, which shall be invested and reinvested in shares of an open-end investment company or investment companies registered under the Investment Companies Act of 1940 the investment purpose of which is primarily capital appreciation.
          (13)  Code:  The Internal Revenue Code of 1986, as it
has been and may be amended from time to time, and any successor United States taxing or revenue law.
          (14)  Company:  Central and South West Corporation.
          (15) Company Contribution or Contribution: A contribution to the Trust Fund made by the Employers.
          (16)  Company Stock:  Common stock of Central and South
West Corporation.
          (17) Company Stock Option: One of the Investment Options, which shall be invested and reinvested in Company Stock. Notwithstanding any other provision of the Plan, the Company
Stock Option may include cash (including, without limitation, the cash proceeds of a sale of Company Stock), pending the investment or distribution thereof and such cash shall be invested, as
directed by the Advisory Committee, in short-term investment grade instruments.
          (18) Compensation: All regular remuneration, prior to any salary or wage reduction pursuant to the Plan, paid to an Employee by a Controlled Group Member for services rendered to an Employer, including commissions, but excluding, any bonuses, pay for overtime, special pay, or any other form of compensation.
For Participants compensated on an (a) hourly, (b) weekly or (c) monthly rate, such regular rate multiplied by (a) 2080, (b) fifty-two or (c) twelve, respectively, shall constitute the annual rate of Compensation for purposes of Article III herein.
The annual rate of Compensation for a Participant who is
regularly employed in any calendar year for less than 2080 hours shall be determined for that calendar year on the basis of a reasonable projection of the number of hours to be worked by him, which may among other things take into account the number of hours, weeks or months for which he was an Employee during the immediately preceding calendar year, if he was also regularly employed for less than 2080 hours in that year. Notwithstanding any other provision of the Plan, for purposes of Section 415 of the Code, the term "Compensation" shall mean an Employee's total compensation for a Plan Year from the Employers as reported on
Form W-2 to be filed with the Internal Revenue Service. For Plan Years beginning after December 31, 1989, an Employee's annual rate of Compensation for all purposes of the Plan shall be
limited to $200,000, as adjusted in regulations prescribed by the Secretary of the Treasury.
          (19) Compensation Reduction and Deferral Agreement: An agreement between a Participant and the Employer pursuant to which the Participant agrees to a Deferral Percentage and the Employer agrees to contribute an amount equal to such Deferral Percentage to the Trust Fund on the Participant's behalf.
          (20)  Controlled Group:  The Company and any and all
other corporations, trades, and/or businesses required by
Subsection (n) of Section 414 of the Code to be treated as part of the Controlled Group or the employees of which together with Employees of the Company are required by Subsections (b), (c), or
(m) of Section 414 of the Code to be treated as if they were employed by a single employer.
          (21) Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was a member of the Controlled Group.
          (22)  Deferral Percentage:  A specified percentage rate
by which a Participant agrees to reduce his annual rate of Compensation (subject to limitation under applicable provisions of the Plan).
          (23)  Deposits:  After-Tax Basic Deposits pursuant to
Section 3.2, After-Tax Additional Deposits pursuant to Section
3.2, 401(k) Basic Deposits pursuant to Section 3.3 and/or 401(k) Additional Deposits pursuant to Section 3.3.
          (24) Disabled: An Employee shall be Disabled for purposes of the Plan after he (a) has incurred a disability within the meaning of the Central and South West System
Employees' Disability Income Plan (the "Disability Plan") and (b) has received benefits under the Disability Plan for twenty-four consecutive months or would have received twenty-four such monthly payments if he had been a participant under the
Disability Plan.
          (25) Employee: A person who is regularly employed (or deemed to be employed) on a full-time basis on the active payroll by any Controlled Group Member.  In no event shall a person who is (a) employed on a temporary basis or (b) treated as a leased employee, within the meaning of Section 414 of the Code, be considered an Employee.
          (26) Employer: The Company and any other member of the Controlled Group which adopts the Plan pursuant to Article XII hereof. However, in the case of any entity which adopts the Plan and which ceases to exist or withdraws or is eliminated from the Plan, it shall not thereafter be an Employer.
          (27)  ERISA:  The Employee Retirement Income Security
Act of 1974, as it has been and may be amended from time to time.
          (28) ESOP: The Central and South West Corporation Employees' Stock Ownership Plan previously terminated with the approval of the Board of Directors.
          (29) ESOP Account Balance: The portion of a Participant's benefit under the ESOP that the Participant elected to have transferred to the Plan.
          (30) Fiduciary: Any person, including the Named Fiduciaries, who is a "fiduciary" as defined by Section 3(21) of ERISA.
          (31)  Fixed Income Option:  One of the Investment
Options, which shall be invested and reinvested in such
investments as would advance the primary investment purpose of preservation of capital and the accumulation of interest thereon, including, without limitation, a contract or contracts with an insurance company or a bank or other financial institution under which the insurance company or the bank or other financial institution, as the case may be, guarantees to the Trustee all or any portion of the principal amount of amounts invested with it, together with interest thereon, or a collective, common or pooled trust fund operated or maintained by any bank or trust company which has a stated policy of investments in such contracts.
          (32) Growth and Income Option: One of the Investment Options, which shall be invested and reinvested in shares of an open-end investment company or investment companies registered under the Investment Companies Act of 1940 the investment purpose of which is primarily the achievement of a return comprised of both capital appreciation and current income.
          (33) Hardship: The conditions in respect of a Participant described in Section 7.7(2).
          (34) Highly Compensated Employee: An individual described in Section 414(q) of the Code.
          (35) Home Loan: A Loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the Loan is made) as the principal residence of the Participant.
          (36)  Hour of Service:  "Hour of Service" shall mean,
with respect to an Employee:
          (a)  Each hour for which the Employee is paid, or
     entitled to payment for the performance of duties for a Controlled Group Member;
          (b)  Each hour for which an Employee is paid, or
     entitled to payment, by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, up to a maximum of 501 hours for any continuous period; and
          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member.
          (d) Hours of Service under clauses 1.1(36)(b) and (c) hereof shall be determined and credited in accordance with Subparagraphs (b) and (c) of Department of Labor Regulation
     Section 2530.200b-2 or any successor regulation thereto.
          (37) Investment Options: The options provided for the investment of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, set forth in Section
5.1.
          (38) Loan: A loan to a Participant from the Plan pursuant to Article XVII.
          (39) Loan Valuation Date: The Valuation Date as of which the amount of a Loan shall be established and as of which the Loan amounts shall be withdrawn from a Participant's Account and credited to the Outstanding Loan Balance.
          (40)  Named Fiduciaries:  The Named Fiduciaries under
the Plan shall be the Company, the members of the Advisory
Committee in their capacity as such, the members of the Benefit Claims Appeals Committee in their capacity as such, and those persons named as fiduciaries in the Trust Agreement, each of which shall have such powers, duties and authority as shall be specified in the Plan or the Trust Agreement and may delegate all or any part of such powers, duties and authority as hereinafter provided. Any other person may be designated as a Named
Fiduciary by the Company (and any such designation may be terminated) as provided in Section 10.2.
          (41)  Non-Highly Compensated Employee:  An Employee of
the Employer who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee within the meaning of Section 414(q)(6)(B) of the Code.
          (42)  Outstanding Loan Balance:  The account maintained
in accordance with Subsection 17.5(4) to record the balance of
Loans to a Participant outstanding from time to time.
          (43)  Participant:  An Employee or former Employee who
has become a participant in the Plan in accordance with the provisions of Article II and with respect to whom an Account is maintained, including, without limitation, an Employee or former Employee who was a participant in the ESOP and who elected, in accordance with procedures established under the ESOP, to transfer all or any portion of his benefit under the ESOP to the Plan and who has satisfied the eligibility requirements of
Sections 2.1, 2.2, 2.3 and, if 401(k) Basic Deposits and/or
401(k) Additional Deposits are to be made, the requirements of
Section 2.4. Under no circumstances shall the term "Participant" include any alternate payee including, without limitation, an alternate payee designated under a "qualified domestic relations order" within the meaning of Section 414(p) of the Code.
          (44)  Plan:  The Central and South West Corporation
Thrift Plus, (previously known as Central and South West
Corporation Employees' Thrift Plan) the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time.
          (45)  Plan Year:  The calendar year.  The Plan Year is
the fiscal year on which the primary records of the Plan and the Trust Fund are to be maintained.
          (46) Qualified Plan: An employee benefit plan that is qualified under Section 401(a) of the Code.
          (47)  Rollover Contribution:  The transfer to the Plan
by a Participant of all or part of the cash distributed for the benefit of the Participant from another Qualified Plan in a qualified total distribution within the meaning of Section 402(a)(5)(E)(i) of the Code or from an individual retirement account or annuity, as defined in Section 7701(a)(37) of the
Code; provided, however, that such transfer to the Plan is made within sixty days after such distribution is received by the Participant and does not consist of any amount considered to have been contributed by the Participant to the Qualified Plan as an after-tax contribution or any amount distributed to the
Participant pursuant to a qualified domestic relations order (as defined in Section 1.1(43)) and, provided further, however, that any amount distributed from an individual retirement account or annuity may not be transferred to the Plan unless the amount distributed represents the entire balance in such account or annuity and such entire balance is attributable to a rollover contribution of a qualified total distribution (as defined above) from a Qualified Plan.
          (48)  Spouse:  The person to whom a Participant is
legally married at a specific time.
          (49) Transfer Contribution: The direct transfer of assets to the Plan on behalf of a Participant from another
Qualified Plan, provided the transfer will result in the deferral of taxation to the Participant on the amount transferred to the
Plan.
          (50)  Trust Agreement:  Any agreement between the
Company and a Trustee providing for the administration of the assets of the Plan.
          (51) Trust Fund: The assets held by the Trustee under the provisions of the Plan and the Trust Agreement.
          (52) Trustee: Any bank that is a custodian or trustee and that is appointed by the Board of Directors to hold and administer some or all of the assets of the Plan pursuant to
Article VIII.
          (53)  Valuation Date:  The last day of each calendar
month.
          (54) Vested Interest: The entire amount of a Participant's Account Balance which has not previously been withdrawn by him or distributed to or for him and (a) which is derived from his Deposits, (b) which is (i) derived from Company Contributions and (ii) is nonforfeitable pursuant to Section 6.2 or other applicable provisions of the Plan, and/or (c) which is derived from his Rollover Contributions and Transfer
Contributions, including his ESOP Account Balance.
          (55)  Year of Service:  Any twelve-month period,
beginning on the date a Participant is first credited with an
Hour of Service, and on each anniversary thereof, in which a Participant is credited with at least 1000 Hours of Service.
          1.2 Construction: (1) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and
words of similar import refer to the Plan as a whole and not to any particular part thereof.
          (2)  Where headings have been supplied to portions of
the Plan they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of its provisions.
          (3) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.
          (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Texas (without regard to conflicts of law).
All persons accepting or claiming benefits under the Plan shall be bound by and deemed to consent to its provisions.
                          ARTICLE II. - PARTICIPATION
          2.1 Eligibility to Participate: Any Employee of an Employer shall be eligible to participate in the Plan when he has satisfied the following requirements:
          (1)  he has attained age 21; and
          (2) he has completed one Year of Service (determined, in the case of a leased employee within the meaning of Section 414 of the Code, as provided in Subsection 6.2(3)).
          2.2 Entry Date: Any eligible Employee shall enter the Plan effective as of the first day of the month subsequent to the receipt by the Benefit Administrator of the Application for Participation and, if 401(k) Basic Deposits and/or 401(k)
Additional Deposits are to be made, a Compensation Reduction and Deferral Agreement.
          2.3 Commencement of Participation: In order for an eligible Employee who was not a Participant on December 31, 1990
to become a Participant he must execute and file with the Benefit Administrator an Application for Participation, in form prescribed by the Committee, reflecting (a) his authorization to his Employer to deduct from his Compensation any After-Tax Basic Deposits and/or After-Tax Additional Deposits and to transfer the same to the Trustee, (b) his acceptance and agreement to all the provisions of the Plan, (c) his instructions as to the investment of his Deposits, Company Contributions, Rollover Contributions
and Transfer Contributions in the Investment Options, (d) his marital status (and he shall agree to keep the Benefit
Administrator informed of any change in such status), and (e) his representation as to whether he participates or has participated in any plan (other than the Plan) permitting employee tax-
deferred contributions and his statement of the total amount of any such contributions made by him for the calendar year in which he executes and files the Application for Participation with the Benefit Administrator. Any Application for Participation
properly executed and filed with the Benefit Administration prior to January 1, 1991 shall remain in effect unless and until such Application is modified, terminated or otherwise becomes ineffective pursuant to the terms of the Plan.
          2.4 Compensation Reduction and Deferral Agreements: In addition to any Application for Participation required pursuant to Section 2.3, in order for a Participant (including, without limitation, a Participant who was such on or before December 31,
1990) to make 401(k) Basic Deposits and/or 401(k) Additional Deposits, he must execute and file with the Benefit Administrator a Compensation Reduction and Deferral Agreement in form
prescribed by the Committee.
          2.5  Duration of Participation and Eligibility for
Contributions:  A Participant shall remain a Participant so long as a portion of the Trust Fund is credited to his Account;
provided, however, that if a Participant ceases to be an eligible Employee, no further Deposits, Contributions, Rollover
Contributions or Transfer Contributions may be made by or for him until he again becomes an eligible Employee and has again entered the Plan pursuant to Sections 2.2 and 2.3.
                      ARTICLE III. - PARTICIPANT DEPOSITS
          3.1 Deposits: A Participant may elect to make deposits to the Plan pursuant to either, or both, Section 3.2 or 3.3; provided, however, that the aggregate deposits to the Plan shall not exceed 12% of the Participant's annual rate of Compensation.
          3.2     After-Tax Basic and After-Tax Additional Deposits:
(1) A Participant may elect to make, through payroll deductions, deposits to the Plan from his Compensation in an amount equal to any whole percentage up to 12% of his annual rate of
Compensation.
          (2) The deposits pursuant to this Section that are matched by Company Contributions pursuant to Section 4.1 are referred to herein as "After-Tax Basic Deposits" and such
Deposits that are not so matched by Company Contributions are referred to herein as "After-Tax Additional Deposits."
          3.3  401(k) Basic and 401(k) Additional Deposits:    (1)
Effective with respect to Plan Years beginning on or after January 1, 1991, a Participant may elect to make deposits to the Plan by causing the Employer to contribute on his behalf, pursuant to a Compensation Reduction and Deferral Agreement provided for in Section 2.4, any whole percentage amount, up to 12% of his annual rate of Compensation.
          (2) The deposits pursuant to this Section that are matched by Company Contributions pursuant to Section 4.1 are referred to herein as "401(k) Basic Deposits" and such deposits that are not so matched by Company Contributions are referred to herein as "401(k) Additional Deposits." In no event shall the sum of a Participant's 401(k) Basic Deposits and 401(k)
Additional Deposits in any Plan Year exceed $8,475, as adjusted in regulations prescribed by the Secretary of the Treasury.
          (3) If, for any calendar year, a Participant has made tax-deferred contributions to another plan or plans (other than the Plan) whether or not maintained by a Controlled Group Member and such contributions
          (a) equal or exceed the limitation set forth in Subsection (2) of this Section, the Participant may not make any 401(k) Basic Deposits or 401(k) Additional Deposits for such year, or
          (b) together with the Participant's aggregate 401(k)
     Basic Deposits and 401(k) Additional Deposits, exceed the limitation set forth in Subsection (2) of this Section, the Benefit Administrator, at the Participant's direction, shall cause first the excess 401(k) Additional Deposits, and then, if any, the excess 401(k) Basic Deposits (and, in either case, the earnings attributable thereto) to be returned to the Participant no later than April 15 of the calendar year next following the calendar year to which the excess relates.
          3.4 Changes in Participant Deposits: (1) Any payroll deduction percentage designated or Deferral Percentage agreed to by a Participant shall continue in effect, notwithstanding any change in his Compensation, until a modification of the deduction percentage or Deferral Percentage, as the case may be, is requested by him. A Participant may modify any such deduction percentage or Deferral Percentage as of the first day of any month by giving prior written notice to the Benefit Administrator designating the new deduction percentage or Deferral Percentage, as the case may be, but not more than once in any calendar quarter; provided, however, that any such modification made during the months of January, February, or March of the calendar year 1991 shall not be taken into account in applying this restriction. If a Participant's Compensation changes, a deduction percentage or Deferral Percentage will be applied to his new Compensation.
          (2) Notwithstanding the foregoing provisions of this Section, in the event that the aggregate 401(k) Basic Deposits and 401(k) Additional Deposits with respect to a Participant equal $8,475 for the Plan Year ending on December 31, 1991, or such other dollar limit as may be in effect with respect to any other Plan Year in accordance with applicable Code provisions, such Participant shall be deemed to have elected to commence to make After-Tax Basic Deposits and/or After-Tax Additional
Deposits in lieu of 401(k) Basic Deposits and/or 401(k)
Additional Deposits at the percentage rate in effect with respect to the Participant immediately prior to such deemed election.
When any change in the type of Deposits becomes effective under a deemed election pursuant to the immediately preceding sentence any affected elections previously in effect with respect to the Participant shall also be deemed to have been adjusted appropriately to conform to the deemed election contemplated under the immediately preceding sentence. Any such deemed election (whether in the type of Deposits or otherwise) shall remain in effect with respect to the Participant until the January 1 immediately following the effective date of the deemed election. Effective on such January 1, the Participant's election of type of Deposits in effect immediately prior to any such deemed election with respect thereto, and any other affected elections, shall be reinstated.
          3.5 Suspension of Deposits: Upon prior written notice to the Benefit Administrator, a Participant may terminate any payroll deduction percentage or Compensation Reduction and Deferral Agreement designated or entered into by him and thereby suspend all of his After-Tax Basic Deposits and After-Tax
Additional Deposits or all of his 401(k) Basic Deposits and 401(k) Additional Deposits, as the case may be, effective as of the first day of any month. All Deposits with respect to a Participant shall be suspended automatically for the period of any approved leave of absence without pay, including military and other governmental service and during such period or a period for which the Participant has suspended Deposits pursuant to this Section, all Company Contributions shall be suspended automatically. A Participant whose Deposits have been suspended under this Section may resume making Deposits effective on the first day of any month after filing with the Benefit
Administrator a new Application for Participation and, if 401(k) Basic Deposits and/or 401(k) Additional Deposits are to be made, by entering into a new Compensation Reduction and Deferral
Agreement pursuant to Section 2.4, provided he is then an eligible Employee.
          3.6 Payments to Trustee: The Deposits of each Participant shall be transferred monthly by the Employers to the Trustee, and the Trustee shall cause such Deposits to be held in trust and credited to the Account of such Participant, subject to the provisions of the Plan.
          3.7 Limitation on Deposits: Notwithstanding any other provision of the Plan, the Plan Administrator may take such action as it deems appropriate to limit (1) the amount of 401(k) Basic Deposits and/or 401(k) Additional Deposits to the extent necessary to comply with the actual deferral percentage test applicable thereto under Section 401(k)(3) of the Code or (2) the amount of all or any of the After-Tax Basic Deposits and/or After-Tax Additional Deposits or Company Contributions to the extent necessary to comply with the actual deferral percentage test applicable thereto under Section 401(m) of the Code. In the event the Deposits made on behalf of Highly Compensated Employees for any Plan Year exceed the amounts required to satisfy such tests, the Plan Administrator shall cause such excess amounts
(and the earnings attributable thereto) to be returned to such Highly Compensated Employees within 2 1/2 months (or such later time as determined by the Plan Administrator which shall not exceed twelve months) following the end of such Plan Year.


                      ARTICLE IV. - COMPANY CONTRIBUTIONS
          4.1 Amount of Company Contributions: Subject to limitation under Section 4.5 and Article XV, the Employers shall, as and to the extent they lawfully may, contribute to the Trust
Fund on a monthly basis on behalf of each Participant, an amount equal to (a) 50% of the Participant's Deposits pursuant to Subsections 3.2(1) and/or 3.3(1) for such month if the
Participant has less than twenty Years of Service or (b) 75% of the Participant's Deposits pursuant to Subsections 3.2(1) and/or 3.3(1) for such month if the Participant has twenty or more Years of Service, whichever is applicable; provided, however, if the Participant has been a Participant for less than twenty-four months the applicable percentage shall be 50%; and, provided further, however, that the aggregate Company Contributions made on behalf of the Participant in any Plan Year shall not exceed 6%
of his annual rate of Compensation. The Employers may make such other contributions to the Trust Fund as determined in their sole discretion consistent with any applicable law.
          4.2     Transfer of Company Contributions to Trustee:
Company Contributions shall be transferred to the Trustee not later than thirty days after the end of each month for which such Contributions are made.
          4.3 Reduction of Company Contributions: The aggregate amount of Company Contributions required to be contributed on behalf of all Participants pursuant to Section 4.1 shall be
reduced by amounts which have been forfeited in accordance with the provisions of Subsections 4.5(3) and 7.2(5).
          4.4 Return of Contributions to Employers: (1) Except as provided in Subsection 4.4(2) or Section 4.3, amounts in the Trust Fund shall never be returned to any Employer and shall be held for the exclusive purpose of providing benefits to
Participants and their Beneficiaries.
          (2) If any Contribution is made by an Employer to the Trust Fund due to a mistake of fact, such Contribution shall be returned to the Employer upon its request generally within one year after the Contribution was made. If the Internal Revenue Service shall determine that the Plan, as applied to a corporation or business organization which has adopted the Plan pursuant to Article XII, is not qualified under Section 401(a) of the Code for the Plan Year in which such adoption is effective, all Contributions made by or on behalf of such corporation or business organization shall, upon request, be returned to such corporation or business organization generally within one year after the denial of qualification; provided, however, that this provision shall apply only with respect to the initial qualification of the Plan, as applied to such corporation or business organization. If the Internal Revenue Service shall determine that an Employer has contributed an amount for any Plan Year which is in excess of the amount which is deductible by it for such year under Section 404 of the Code, upon the request of the Employer, the excess contribution shall be returned to the Employer generally within one year after the deduction was disallowed. Only Contributions shall be returned by the Trustee to an Employer.
          4.5 Provision Pursuant to Code Section 415(c): (1) Notwithstanding any other provision of the Plan, the aggregate annual additions (as defined in Subsection (2) of this Section) to a Participant's Account (and to any account maintained for him under any other defined contribution plan, whether or not terminated, maintained, or previously maintained, by any Controlled Group Member) for any Plan Year shall in no event exceed the lesser of (a) $30,000 or such adjusted amount as shall be prescribed by the Secretary of the Treasury pursuant to
Section 415(d) of the Code to reflect increases in the cost-of-living, or (b) 25% of the Participant's Compensation for such year.
          (2) For the purpose of this Section, the term "annual additions" means the sum for any Plan Year of:
          (a) Company Contributions (including amounts described in Subsection (3) of this Section and Subsection 7.2(4)) credited to the Participant's Account, and
          (b) the amount of Deposits made by the Participant, without regard to any Rollover Contributions or Transfer Contributions.
          (3) The excess, if any, of Contributions over the maximum annual addition to a Participant's Account shall be applied to reduce subsequent Contributions to the Trust Fund by such Participant's Employer.
          4.6     Provision Pursuant to Code Section 415(e):
(1) Except as otherwise provided in Section 415(e) of the Code, in the case of a Participant who is also a participant in any defined benefit plan maintained by any Controlled Group Member, the sum of the defined contribution plan fraction and the defined benefit plan fraction for any Plan Year shall in no event exceed
1.0.  For purposes of the preceding sentence,
          (a) the defined benefit plan fraction for any Plan Year is a fraction (i) the numerator of which is the projected annual benefit of the Participant under the plan (determined as of the close of the Plan Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under
     Section 415(b)(1)(A) of the Code for such Plan Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant under the plan for such Plan Year; and
          (b) the defined contribution plan fraction for any Plan Year is a fraction (i) the numerator of which is the sum of the annual additions to the Participant's Account as of the close of the Plan Year and for all prior Plan Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Controlled Group:
     (A) the product of 1.25, multiplied by the dollar limitation in effect under Section 415(c)(l)(A) of the Code for such Plan Year and each such prior Year of Service, or (B) the product of 1.4, multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant under the plan for such Plan
     Year and each such prior Year of Service.
          In the event the Plan is determined to be a top-heavy plan pursuant to Section 14.2 with respect to any Plan Year beginning after December 31, 1983, then, unless the requirements of Section 416(h)(2) of the Code are met with respect to the Plan, the number '1.0' shall be substituted for '1.25' wherever it appears in this Section.
          (2) Notwithstanding the foregoing provisions of this Section, for purposes of applying part (b) of Subsection (1) of this Section with respect to years beginning before January 1, 1976,
          (a) the aggregate amount taken into account under clause (i) of said part (b) shall not exceed the aggregate amount taken into account under clause (ii) of said part
     (b), and
          (b) the amount taken into account under Section 415(c)(2)(B)(i) of the Code for any year concerned shall be an amount equal to --
              (i) the excess of the aggregate amount of Deposits for all years beginning before January 1, 1976, during which the Employee was an active Participant in the Plan, over 10 percent of the Employee's aggregate Compensation for all such years, multiplied by
              (ii) a fraction the numerator of which is 1 and the denominator of which is the number of years beginning with January 1, 1976, during which the Employee was an active Participant in the Plan.
Employee contributions made on or after October 2, 1973, shall be taken into account under part (b) of this Subsection only to the extent that the amount of such contributions does not exceed the maximum amount of contributions permissible under the Plan as in effect on October 2, 1973.
          (3) At the election of the Plan Administrator, in applying part (b) of Subsection (1) of this Section with respect to any year ending after December 31, 1982, the amount taken into account under clause (ii) of said part (b) with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of --
          (a) the amount determined under clause (ii) of said part (b) (as in effect for the year ending in 1982), multiplied by
          (b) the transition fraction. The term "transition fraction" shall mean a fraction --
              (i)       the numerator of which is the lesser of
                        (A) $51,875, or (B) 1.4, multiplied by 25
                        percent of the Compensation of the
                        Participant for the year ending in 1981, and
              (ii)      the denominator of which is the lesser of
                        (A) $41,500, or (B) 25 percent of the
                        Compensation of the Participant for the year ending in 1981.
          (4) If the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such fractions are computed pursuant to the foregoing provisions of this Section exceeds 1.0 for a Plan Year beginning before January 1, 1983, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that after such subtraction the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0 for such year. The provisions of this Subsection shall be subject to and shall be applied in accordance with regulations prescribed by the Secretary of the Treasury or his delegate.
          (5) In the event a reduction is necessary to avoid exceeding the limitations set forth in this Section, such reduction shall be made to the Participant's projected annual benefit under the Central and South West System Pension Plan.
          4.7 Other Code Section 415 Provisions: (1) For purposes of applying the limitations set forth in Sections 4.5 and 4.6, all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group
Members shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.
          (2) For purposes of this Section and Sections 4.5 and 4.6, the term "Controlled Group Member" set forth in Subsection 1.1(21) shall be construed in light of Section 415(h) of the Code.
                           ARTICLE V. - INVESTMENTS
          5.1 Investment Options: (1) There shall be five Investment Options under the Plan open to Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, as follows:
          (a)     Company Stock Option;
          (b)     Fixed Income Option;
          (c)  Capital Appreciation Option;
          (d)  Growth and Income Option; and
          (e)  Asset Allocation Option.

The Trustee shall cause Deposits, Company Contributions, Rollover Contributions and Transfer Contributions to be allocated to the Investment Options as specified under Sections 5.4 and 5.5.
Subject to the other applicable provisions of the Plan and the
Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Option separately. The Trustee shall invest and reinvest the principal and income of each such Option and shall keep each such Option invested, without distinction between principal and income, in such property, investments and securities as the Committee may deem to be suitable and so
directs the Trustee and/or as otherwise required under the terms of the Plan and the Trust Agreement, but without regard to any percentage or other limitation contained in any law (other than ERISA) or rules of court applying to investments by trust companies, trustees or other fiduciaries.  Up to 100% of the
Trust Fund may be invested in Company Stock pursuant to the Participants' instructions.
          (2) Dividends, interest and other distributions received by the Trustee in respect of each Investment Option shall be reinvested in the same Option in accordance with the provisions of the Plan and the Trust Agreement.
          (3) The Trustee may keep such portion of each Investment Option in cash or cash equivalents to the extent provided in the Trust Agreement.
          5.2 Account: There shall be established for each Participant under the Plan an Account that shall reflect his
(1) After-Tax Basic Deposits, (2) After-Tax Additional Deposits,
(3) 401(k) Basic Deposits, (4) 401(k) Additional Deposits,
(5) Company Contributions, (6) ESOP Account Balance, and (7) any other Rollover Contributions or Transfer Contributions. Separate records shall be maintained for each Account showing the portion of such Account invested in each Investment Option and showing the amount of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions credited to each
Account, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall be his Account Balance.
          5.3 Investment of Accounts: (1) Each Participant shall, by written notice to the Benefit Administrator, direct that his Deposits, Company Contributions, and any Rollover Contributions or Transfer Contributions be invested in one percent increments in such of the Investment Options provided in
Section 5.1 as the Participant shall select.
          (2) The portion of a Participant's Account that
represents his ESOP Account Balance shall be invested in the
Company Stock Option, unless and until the Participant elects a different Investment Option in accordance with Section 5.4.
          5.4     Change of Investment Option:  In accordance with
Section 5.3, by giving prior written notice to the Benefit Administrator, a Participant may change his Investment Option with respect to future Deposits, Company Contributions, Rollover Contributions and Transfer Contributions effective with the first day of the calendar month following receipt of the notice by the Benefit Administrator. In addition, by giving prior written notice to the Benefit Administrator, a Participant may transfer all or a portion of his Account Balance attributable to his Deposits, Company Contributions, Rollover Contributions and
Transfer Contributions (including his ESOP Account Balance) from one Investment Option to another as of the next Valuation Date after the Benefit Administrator has received such written notice by directing the transfer of all or such portion of his Account Balance (as of the Valuation Date on which such transfer is made) from one Investment Option to another Investment Option in accordance with Section 5.3. A Participant may make such a change or transfer not more than once in any calendar quarter; provided, however, that (a) any such change or transfer made during the months of January, February, or March of the calendar year 1991 or (b) any transfer from a Participant's Account
Balance of the proceeds of a sale of Company Stock to the Company to any Investment Option other than the Company Sock Option
shall, in either case, not be taken into account in applying such restriction.
          5.5 Election Procedure: The election of an Investment Option provided for in Section 5.3 and an investment change provided for in Section 5.4 may only be made on a form approved by the Committee, signed by the Participant and filed with the Benefit Administrator.
          5.6 Valuation of Investment Options: (1) As of each Valuation Date, the Trustee shall determine the value of assets held under each Investment Option in accordance with Subsection
(4) of this Section.  The Trustee shall determine, from the
change in value of each Investment Option between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of such Investment Option during such period resulting from expenses paid and realized and unrealized earnings, profits and losses of such Investment Option during such period.  The transfer of funds to or from an Investment
Option pursuant to Section 5.4, Deposits, Company Contributions, Rollover Contributions and Transfer Contributions (including transfer contributions from the ESOP) allocated to an Investment Option, and payments, distributions and withdrawals from an Investment Option to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Option.
          (2) After each Valuation Date, the net gain or loss of each Investment Option determined pursuant to Subsection (l) of this Section shall be allocated as of such Valuation Date to the Accounts of Participants in proportion to the amounts of such Accounts invested under such Investment Option on such Valuation Date, exclusive of amounts to be credited but including amounts (other than the net loss, if any) determined pursuant to
Subsection (l) of this Section to be debited to such Accounts as of such Valuation Date. The aggregate amount so determined with respect to each Participant is the Participant's Account Balance.
          (3) Except as may otherwise be provided by the Advisory Committee, Deposits and Company Contributions shall be credited to each Participant's Account as of the Valuation Date occurring in the month during which such Deposits are deducted from the Participant's Compensation or such Company Contributions are made, as the case may be. Such Deposits and Company Contributions shall be allocated in accordance with the
Investment Option or Options chosen by such Participant as soon as practicable after the Trustee has received such amounts and appropriate instructions as to the allocation of such amounts among the Investment Options.
          (4) The Trustee shall determine, as follows, the value of assets held under each Investment Option as of each Valuation
Date:
          (a) All securities (other than Company Stock) and other property held in such Option shall be valued at fair market value, or if the market value is not readily ascertainable, at such amount as shall be deemed by the
     Trustee to represent the fair value thereof.  The fair
     market value of units of an open-end investment company registered under the Investment Companies Act of 1940 shall be the net asset value as reported by such investment
     company, unless otherwise determined by the Trustee.
     Company Stock shall be valued in accordance with Section
     5.7.  Brokerage commissions, transfer taxes, and other
     charges and expenses in connection with the purchase, sale or distribution of securities (including Company Stock)
     shall be added to the cost or deducted from the proceeds of such securities, as determined by the Trustee. The proceeds credited to an Account upon the sale or redemption of any securities or units shall be the actual net proceeds.
          (b)     To the value thus determined there shall be added
     (i) interest accrued but not collected on any interest
     bearing obligation and dividends declared but not collected on a stock, which, if sold, would be sold ex-dividend and
     (ii) the uninvested cash balance of such Option.
          (c) From the aggregate value so obtained there shall be deducted (i) any reserve for contingencies, (ii) any taxes on the assets or the income of the Participants held by the Trustee, or (iii) any unliquidated liabilities, at
     the discretion of the Trustee.
          (d) Notwithstanding the foregoing paragraphs of this Subsection, the value of any guaranteed income contract held pursuant to the Fixed Income Option shall be the value reported to the Trustee by the issuing insurance company or bank or other financial institution or by the bank or trust company operating or maintaining the collective, common or pooled trust fund invested in such contracts, unless otherwise determined by the Trustee. The value of any other investment held pursuant to the Fixed Income Option shall be determined in accordance with applicable provisions of this Section.
          (5) The reasonable and equitable decision of the Trustee as to the value of each Investment Option as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment
Option.
          5.7 Purchase or Sale of Company Stock: Whenever the Trustee is required to purchase or sell Company Stock for purposes of distributions, withdrawals, the investment of
Deposits, Company Contributions, Rollover Contributions and
Transfer Contributions the change of Investment Options, or otherwise, such purchases or sales shall be made either in the open market, by private purchase from the Company, by matching purchases and sales of such stock directed by two or more Participants or Beneficiaries ("Matching") or otherwise, as the Trustee shall determine in its sole discretion. Any Company
Stock purchased or sold by the Trustee in the open market or by Matching shall be valued at the average price of all such purchases and sales by the Trustee during the same calendar
month.  The value of any Company Stock purchased directly from the Company shall be the average of the closing prices of the Company Stock reported in the listing of New York Stock
Exchange - Composite Transactions for the twenty consecutive trading days ending with the last trading day of the month with respect to which the Deposits and Company Contributions being invested were made. The Trustee in its discretion may, in the case of any Investment Option which requires the purchase by it of securities (including Company Stock) in the open market, time the execution of purchase orders for the purpose of limiting or spreading daily volume of purchase, or otherwise as it shall deem in the best interest of the Participants under such Option.
          5.8 Registration of Company Stock: All shares of Company Stock acquired by the Trustee pursuant to the Plan shall be held in the possession of the Trustee until disposed of
pursuant to the provisions of the Plan. Such shares shall be registered in the name of the Trustee or its nominee.
              ARTICLE VI. - VESTING OF DEPOSITS AND CONTRIBUTIONS
          6.1 Deposits: The portion of a Participant's Account consisting of any Deposits made by him or on his behalf (plus any net gain or less any net loss thereon) shall at all times be nonforfeitable.
          6.2 Contributions: (1) The portion of a Participant's Account attributable to Company Contributions (plus any net gain or less any net loss thereon) shall become nonforfeitable once the Participant has made at least thirty-six monthly Deposits, which need not be consecutive.
          (2) Notwithstanding the provision of Subsection (l) of this Section, if a Participant's employment with the Controlled Group terminates (a) due to the Participant's death, (b) in a
Plan Year beginning before January 1, 1989, after he has been credited with ten Years of Service, (c) in a Plan Year beginning after December 31, 1988, after he has been credited with five
Years of Service, (d) after he has attained age fifty-five, or
(e) after he has become Disabled, his entire Account shall be nonforfeitable.
          (3) If a person who is treated as a leased employee within the meaning of Section 414 of the Code for purposes of the Plan becomes regularly employed (or deemed to be employed) on a full-time basis on the active payroll by any Controlled Group Member, then such person's Years of Service shall be determined, for purposes of this Section and Section 2.1, as if such person had been employed on the active payroll by any Controlled Group Member during the entire period for which such person had performed services for any Controlled Group Member but had not been employed by a Controlled Group Member.
          6.3  Rollover and Transfer Contributions:  The portion
of a Participant's Account attributable to Rollover Contributions or Transfer Contributions (including his ESOP Account Balance)
shall at all times be nonforfeitable.
                 ARTICLE VII. - DISTRIBUTIONS AND WITHDRAWALS
          7.1 Distributions Only as Provided: Participants' interests in the Trust Fund shall only be distributable (and shall be distributed) as provided in this Article or as required by a qualified domestic relations order (as defined in Section 1.1(43)). A Participant or Beneficiary eligible to receive a distribution under the Plan shall obtain an application for that purpose from the Benefit Administrator and file with the Benefit Administrator his application in writing on such form, furnishing such information as the Trustee or Committee may reasonably require.
          7.2 Distributions on Termination of Employment: (1) Except as otherwise provided in this Subsection, in the event of his termination of employment with the Controlled Group for any reason other than his death, a married Participant shall receive his Vested Interest through the purchase by the Trustee from an insurance company of a joint and survivor annuity payable to him for his life and, after his death, payable to his Spouse during such Spouse's lifetime at the rate of 50% of the amount payable to the Participant (which payments to the Participant and his Spouse shall be the actuarial equivalent of 100% of the Participant's Vested Interest), unless an election is made in accordance with the terms of Section 7.5 to receive the distribution in an alternate form as provided for in Subsection 7.2(3). Any amounts distributed to a Participant's Spouse pursuant to this Subsection shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Subsection 17.5(1). If a Participant's Vested Interest at the time of his termination of employment with the Controlled Group is less than $3,500 (or such higher amount permitted under Section 411(a)(11) of the Code) his Vested Interest shall be paid to him or his Beneficiary in a lump sum in accordance with Subsection 7.2(3).
          (2) A Participant who is not married at the time of his termination of employment with the Controlled Group, which termination is for any reason other than the Participant's death, shall receive his Vested Interest in one of the forms set forth in Subsection 7.2(3).
          (3) A Participant may elect to receive his benefits under the Plan, (a) through the purchase by the Trustee from an insurance company of an annuity in one of the following forms:
               (i)      a life of annuity;
              (ii)      a life annuity with cash refund;
             (iii) an annuity for a term certain of at least five years and life thereafter;

              (iv) an annuity for a term certain of at least ten years and life thereafter;

               (v)      a joint and survivor annuity with cash
                  refund;

              (vi) a joint and survivor annuity payable to the Participant for life and thereafter to his Spouse for the Spouse's life at the rate of 50% of the amount payable to the Participant; or

             (vii)      an annuity for a fixed term;
(b) in a lump sum payment, or (c) if he is at least fifty-five years of age when his employment with the Controlled Group terminates, in equal installments at least annually over a fixed period of not longer than the lesser of (i) fifteen years or
(ii) the life expectancy of the Participant. A Participant who elects to receive benefits in the form of installments shall have his Vested Interest invested in interest bearing instruments purchased by the Trustee and such Participant's interest in the Trust Fund shall thereafter be limited to such instruments and he shall not thereafter share in allocations under the Plan pursuant to Subsection 5.6(2). A Participant who elects a lump sum payment may elect to receive, to the extent practicable, any full shares of Company Stock credited to his Account. Unless a Participant elects otherwise, lump sum payments shall be made in cash. Any annuity elected by a Participant shall be subject to the following conditions:
          (a) in the case of a contract purchased for a Participant and a joint annuitant, the joint annuitant shall be the Participant's Spouse;
          (b) any term certain or fixed term shall not extend over a period longer than the lesser of (i) the life expectancy of the Participant or, if applicable, the life expectancy of the Participant and his Spouse and (ii) twenty years reduced by one year for each year the Participant is over the age of sixty-five years; and
          (c) payment of any cash refund under a life annuity shall be made within five years of the death of the Participant, and payment of any cash refund under a joint and survivor annuity shall be made within five years of the death of the last to die of the Participant and his Spouse.
          (4) The portion of a Participant's Account which is not vested pursuant to Section 6.2 shall be conditionally forfeited at the time of his termination of employment with the Controlled Group (and shall be retained in the Investment Options in the proportion last elected by the Participant in accordance with Section 5.3) and, upon a permanent forfeiture pursuant to Subsection (5) of this Section, shall be applied to reduce the future Company Contributions as provided in Section 4.3.
          (5) If a Participant's employment with the Controlled Group is terminated under circumstances covered by this Section and the Participant is subsequently rehired by a Controlled Group Member prior to incurring five consecutive one-year breaks in service (as such term is hereinafter defined) there shall be recredited to his Account in cash and invested in the Investment Options in the proportion last elected by the Participant in accordance with Sections 5.3 and 5.4 the amount conditionally forfeited by him pursuant to Subsection 7.2(4), unadjusted by any gains or losses subsequent to such forfeiture and prior to such recredit and, for purposes of the Plan, shall thereafter be treated as if his employment with the Controlled Group had not terminated. The amount to be so recredited to a Participant's Account in a Plan Year shall be deducted from any forfeitures for such Plan Year and, to the extent such forfeitures are not sufficient, the Participant's Employer shall contribute the difference to the Participant's Account. The nonvested portion of the Account of any Participant whose employment with the Controlled Group is terminated under circumstances covered by this Section and who is not subsequently rehired by a Controlled Group Member prior to incurring five consecutive one-year breaks in service, shall be permanently forfeited. For purposes of this Subsection, a Participant shall incur a one-year break in service if he is not credited with more than 500 Hours of Service in a Plan Year.
          7.3 Distributions on Death: Upon the death of a married Participant (1) while in the employ of a Controlled Group Member or (2) after termination of employment with the Controlled Group but prior to the date payments are to commence under the Plan, his Vested Interest shall be paid to his Beneficiary. If the Participant's Beneficiary is his surviving Spouse, his Vested Interest shall be paid through the purchase by the Trustee from an insurance company of an annuity payable to the Spouse for the Spouse's life (which payments to the Spouse shall be the actuarial equivalent of 100% of the Vested Interest of the Participant as of the date of the Participant's death), unless the surviving Spouse elects in a manner prescribed by the Committee to receive the Participant's Vested Interest in an alternate form of payment available under Subsection 7.2(3). Any amounts distributed to the Participant's Beneficiary pursuant to this Subsection shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Subsection 17.5(1).
          7.4 Valuation Upon Distribution: A Participant's Vested Interest for purposes of this Article shall be based upon his Account Balance as of the Valuation Date coincident with or next following the date of his termination of employment with the Controlled Group or his death, as the case may be, except that if the Participant (or in the case of the Participant's death, his Beneficiary) fails to make a claim for benefits to the Benefit Administrator on the appropriate application prior to such Valuation Date, the Plan Administrator, in its sole discretion, may value the Participant's Account Balance for purposes of this Article as of any Valuation Date following such termination of employment or death, as the case may be, but not later than the earliest of (i) the last Valuation Date for the Plan Year during which the Participant attains age sixty-five, (ii) the Valuation Date coincident with or next following the Benefit
Administrator's receipt from the Participant (or his Beneficiary) of such claim for benefits, or (iii) the Valuation Date coincident with or next preceding the fifth anniversary of the Participant's date of death.
          7.5 Waiver of Annuity: (1) A married Participant may elect to have his Vested Interest distributed pursuant to Subsection 7.2(1) in one of the forms set forth in Subsection
7.2(3) by filing an election form provided by the Committee with the Benefit Administrator any time within ninety days of the date on which he would receive his first payment of benefits under the Plan. The Participant's election shall not be effective without the written consent of his Spouse, witnessed by a Plan representative or a notary public and acknowledging the effect of such election, unless it is established to the satisfaction of the Committee that the consent required by this Subsection cannot be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) of such other circumstances as regulations under Section 417 of the Code set forth.
          (2) A married Participant may waive the preretirement survivor annuity payable to his surviving Spouse under Subsection 7.3(2) by designating a Beneficiary other than his Spouse, provided that such designation satisfies the requirements of Subsection 1.1(9) and provided, further, that such designation shall not be effective before the first day of the Plan Year in which the Participant attains age thirty-five.
          (3) The Committee shall provide to each married Participant and his Spouse, within the period prescribed by applicable law and regulations, an explanation of the terms and conditions of the joint and survivor annuity and the preretirement survivor annuity described in Subsections 7.2(1) and 7.2(3), respectively; the Participant's right to make, and the effect of, the waiver of the joint and survivor annuity and the waiver of the preretirement survivor annuity; the rights of the Participant's Spouse; and the effect of a revocation of an election to waive the joint and survivor annuity and the preretirement survivor annuity.
          7.6     Timing of Distribution:
          (1) Except as otherwise provided in this Subsection, any distribution to a Participant or Beneficiary effected pursuant to this Article shall be made as soon as practicable after a Participant's termination of employment with the Controlled Group; provided, however, that no distribution, including the first payment under an annuity, shall be made later than sixty days after the close of the Plan Year in which he terminates his employment with the Controlled Group. A distribution in excess of $3,500 may not commence before the April 1st following the Plan Year in which the Participant attains age sixty-five without the advance written consent of such Participant (except with respect to benefits payable by reason of the death of a Participant or former Participant). If the Participant does not consent to distribution prior to the April 1st following the Plan Year in which the Participant has attained age sixty-five, his Account shall be retained and administered under the Plan until the Valuation Date immediately preceding the date of distribution. Such Participant shall continue to have the rights with respect to the election of Investment Options provided in Article V and may withdraw his Account Balance in whole or in part at any time prior to the date of distribution. The Plan Administrator may establish and change from time to time the rules and restrictions applicable to the administration of any Account held in respect of a Participant who has not consented to such distribution, and may assess against the Account of any such Participant any reasonable costs of the administration of the same.
          (2) Notwithstanding any other provision of the Plan, the entire Vested Interest of each Participant
          (a) will be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 or, in the case of a Participant other than a Participant who is a 5-percent owner (as such term is defined in Section 416(i)(1)(B)(i) of the Code) with respect to the calendar year in which he attains age 70-1/2 or in which his employment with the Controlled Group terminates, whichever is the later, or
          (b) will be distributed, commencing not later than the time specified in clause (a) of this Subsection, (i) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of such Participant or over the lives of such Participant and his Beneficiary, or (ii) in accordance with such regulations, over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary.
          (3) If distribution of a Participant's Vested Interest has begun in accordance with clause 7.6(2)(b) and such Participant dies before his entire Vested Interest has been distributed to him, the remaining portion thereof shall be distributed to his Beneficiary at least as rapidly as under the method of distribution being used under such clause (b) as of the date of the Participant's death.
          (4) If a Participant dies before the distribution of his Vested Interest has begun in accordance with clause
7.6(2)(b), the Participant's entire Vested Interest shall be distributed to his Beneficiary within five years after such Participant's death; provided, however, that such five-year rule shall not apply to any portion of the Participant's Vested
Interest which is payable to any individual designated by the Participant as his Beneficiary if --
              (a) such portion will be distributed (in accordance with regulations prescribed by the Secretary of the Treasury) over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and
              (b) such distributions to such Beneficiary begin not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe or, if such Beneficiary is the Participant's surviving Spouse, not later than the date on which the Participant would have attained age 70-1/2.
          (5) Notwithstanding any other provision of the Plan, all distributions from the Plan shall be made in accordance with
Section 401(a)(9) of the Code and the regulations promulgated thereunder, including Proposed Treasury Regulation Section 1.401(a)(9)-2, and the provisions reflecting the same shall override any other Plan provision inconsistent therewith.
          7.7 Withdrawal of Accounts: (1) Upon prior written notice filed with the Benefit Administrator, in a form approved by the Advisory Committee, a Participant may make withdrawals from his Account subject to the terms and conditions contained in this Section. Withdrawals shall be made from among the categories, and within each category, in the order set forth below. No amount shall be withdrawn from a category (or from within a category), unless all amounts available for withdrawal from prior categories (or from higher priorities within that category) have been withdrawn. The withdrawal priorities are as follows:
           i. A Participant who has not attained age 59-1/2 may withdraw, in cash, all or any part of his Account attributable to, first, After-Tax Additional Deposits and, second, After-Tax Basic Deposits; provided, however, that if a Participant makes such a withdrawal prior to having made Deposits for twelve months, his right to make further
     Deposits shall automatically be suspended for a period of six calendar months following the month in which such withdrawal is made and may be reinstated only be executing and filing an Application for Participation pursuant to
     Section 2.3 and, if applicable, a Compensation Reduction and Deferral Agreement pursuant to Section 2.4.
         ii. A Participant may withdraw, in cash and without penalty, all or any part of his Account attributable to, first, his ESOP Account Balance relating to the Participant's deposits to the ESOP, second, his ESOP Account Balance relating to employer contributions to the ESOP on behalf of the Participant and, third, any Rollover
     Contribution or Transfer Contribution (other than transfers from the ESOP) and, in each case, earnings thereon.
          iii. A Participant who has attained age 59-1/2 as of the Valuation Date as of which such withdrawal is to be made may withdraw, in Company Stock or cash and, in either case, without penalty, all or any part of his Account attributable to, first, earnings on After-Tax Additional Deposits at the same time as such Deposits are depleted pursuant to clause
     (i) above, second, earnings on After-Tax Basic Deposits at the same time as such Deposits are depleted pursuant to clause (i) above, third, Company Contributions and earnings thereon, fourth, 401(k) Additional Deposits and earnings thereon and, fifth, 401(k) Basic Deposits and earnings thereon.
           iv. A Participant who has not attained age 59-1/2 as of the Valuation Date as of which a withdrawal is to be made may withdraw, in cash, all or any part of his Account attributable to, first, 401(k) Additional Deposits and, second, 401(k) Basic Deposits; provided, however, that such withdrawal is made on account of Hardship and, provided further, however, that for a period of twelve months following the month in which such withdrawal is made (a) the Participant's right to have further Deposits made on his behalf shall automatically be suspended and may be reinstated only be executing and filing an Application for Participation pursuant to Section 2.3 and a Compensation Reduction and Deferral Agreement pursuant to Section 2.4 and
     (b) the Participant shall not be permitted to reduce his Compensation pursuant to any salary reduction agreement (whether or not pursuant to a plan qualified under Section 401(a) of the Code) with the Employer in an amount that exceeds the elective deferral limitation under Section
     402(g) of the Code (or other applicable Code provision) applicable during such period reduced by any elective deferrals made during the calendar year in which the withdrawal on account of Hardship was distributed.
          (2) For purposes of this Section, Hardship shall be deemed to exist if the Plan Administrator is satisfied that the requested withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by (a) the payment of tuition for the next semester or quarter of post-secondary education for the Participant or his Spouse or dependents (within the meaning of Section 152 of the Code), (b) the purchase
(excluding mortgage payments) of a principal residence for the Participant, (c) the payment of medical expenses described in
Section 213(d) of the Code incurred by the Participant or his Spouse or dependents (within the meaning of Section 152 of the Code), or (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. The amount of any withdrawal made on account of Hardship shall not exceed the amount required to satisfy the immediate financial need created by the Hardship. Prior to any withdrawal on account of Hardship, the Participant shall have obtained all distributions (other than distributions pursuant to this Section) and all nontaxable loans currently available to him under all benefit plans maintained by the Employer (including the Plan).
          (3) A Participant may make only one withdrawal pursuant to this Section during any calendar quarter.


        ARTICLE VIII. - ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT
          8.1 Responsibility for Administration: As Administrator, the Company shall be primarily responsible for the administration of the Plan, including but not limited to the preparation and delivery to Participants, Beneficiaries and governmental agencies of all information, descriptions and reports required by applicable law. The Company may, from time to time, (a) enter into further agreements with the Trustee or other parties or make amendments to the Trust Agreement or any other such agreement as the Company deems appropriate,
(b) designate successor Trustees, and (c) execute such instruments and take such actions as it may deem appropriate to administer the Plan. The Board of Directors shall determine the manner in which the Company shall take any such action. Each other Fiduciary shall have such powers, duties and authorities as shall be specified in the Plan or the Trust Agreement or as shall be delegated to it pursuant to Section 10.2.
          8.2 Advisory Committee: The Board of Directors shall designate an Advisory Committee to administer the Plan which shall be comprised of the Chief Executive Officer of each of the Company, Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, West Texas
Utilities Company, and Transok, Inc. and such other persons as the Chief Executive Officer of the Company may, from time to time, appoint. The members of the Committee shall serve without compensation for services as such.
          8.3 Authority of Advisory Committee: The Advisory Committee shall have such functions and duties and only such functions and duties as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant to Section 10.2. Members of the Advisory Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as Advisory Committee members may be Participants, Employees or directors of an Employer, but no Advisory Committee member shall vote or act in connection with the Advisory Committee's action relating solely to himself.
Except as may be required by law, no bond or other security need be required of any Advisory Committee member in such capacity in any jurisdiction. The Advisory Committee shall have the power to interpret provisions of the Plan, and may remedy possible ambiguities, inequities or inconsistencies in the Plan, and correct deficiencies and supply omissions therefrom.
Additionally, the Advisory Committee shall have the authority to formulate rules or regulations under the Plan and to direct the Trustee to exercise any power conferred on the Trustee under the Trust Agreement or to delegate any such power to any agent, custodian or special trustee designated by the Advisory Committee under the terms of instruments approved by the Advisory
Committee. The Advisory Committee shall determine the rights and status of Participants and other persons under the Plan, decide disputes arising under the Plan and make any determinations and findings with respect to benefits payable thereunder and the persons entitled thereto as may be required for purposes of the Plan. Subject to Article IX, in case of any dispute or difference in interpretation or administration under the Plan, the determination of the Advisory Committee shall be conclusive and binding as to all interested persons for all purposes under the Plan.
          8.4 Formalities of Advisory Committee Action: The Advisory Committee may adopt, and amend from time to time, such rules for its government and the conduct of its business as it deems advisable. Except as otherwise provided by such rules adopted by the Advisory Committee, the majority of its members shall constitute a quorum and any action of the Advisory
Committee shall be taken by a majority of its disinterested members, at a meeting or by written agreement, or by one or more members duly authorized by the Advisory Committee.
          8.5 Employment of Assistance: The Advisory Committee may employ such clerical, legal, accounting, investment, or other assistance as it deems necessary or advisable for the proper administration of the Plan and Trust Fund. The Advisory
Committee may from time to time delegate to one or more of its members, to a subcommittee or to an agent or agents, such of its functions and duties as it deems advisable. The Advisory
Committee may appoint a secretary and one or more assistant secretaries to execute any document or documents on behalf of the Advisory Committee and to otherwise act on behalf of the Advisory Committee in respect of the Plan. The Advisory Committee shall notify the Trustee in writing of any and all appointments of any such secretary or assistant secretaries, and the Trustee may thereafter accept and rely upon any instruction or information contained in any document executed by such secretary or assistant secretary as evidencing or representing action of the Advisory Committee until the Advisory Committee shall file with the Trustee a revocation of such appointment or appointments.
          8.6 Certification of Agency: The Trustee need not recognize the agency of any party for a Participant unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, receive additional documentary evidence showing the continuance of such agency. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuation of such agency and to deal with the agent as if he or it were the Participant.
          8.7 Audit: The independent accountants who audit the books and accounts of the Employers shall annually examine the records of the Employers in respect of the Plan and, on the basis of such examination, make such report to the Trustee as said accountants deem necessary. The records of the Trustee and (subject to such report by said independent accountants) the records of the Employers and the Advisory Committee shall be conclusive in respect of all matters involved in the administration of the Plan.
          8.8 Statement of Accounts: At least annually the Company shall cause each Participant to receive a statement of his Account, at such time and in such form as the Advisory
Committee shall determine. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Benefit Administrator within thirty days after making such statement available to the Participant.
          8.9 Expenses: Except as otherwise provided in the Plan, the Employers shall pay all costs and expenses incurred in administering the Plan, including, without limitation, the expenses of the Advisory Committee, the fees and expenses of the Trustee, the fees of the Trustee's counsel and other administrative expenses.
          8.10 Revocability of Advisory Committee Action: Any action taken by the Advisory Committee with respect to the rights or benefits under the Plan of any Participant or Beneficiary shall be revocable by such Advisory Committee as to payments, distributions or deliveries not theretofore made pursuant to such action. Appropriate adjustments may be made in future payments or distributions to a Participant or Beneficiary to offset any excess payment or underpayment theretofore made to such Participant or Beneficiary.
          8.11 Uniform Administration of Plan: All action taken by the Advisory Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.
          8.12 The Trust Fund: The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and the Trust Agreement. The Trustee will, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan and the Trust Agreement. The Trustee, in its relation to the Plan, shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, authorizes the Company to execute the Trust Agreement (including any amendment or supplement thereof) on its behalf with respect to the Plan.
          8.13 No Guarantee Against Loss: No Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust
Fund shall look solely to such Fund for payment with respect to such interest.
          8.14 Payment of Benefits: All payments of benefits provided for by the Plan (less any deductions provided for by the Plan) shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Advisory Committee pursuant to the terms of the Plan and the Trust Agreement, and no Employer shall be otherwise liable for any benefits payable under the Plan. The Trustee shall not be required to make any distribution under the Plan under circumstances which, in its judgment, would subject it to penalty or liability or constitute a breach of any legal duty.
                        ARTICLE IX. - CLAIMS PROCEDURES
          9.1  Method of Filing Claim:  Any Participant or
Beneficiary who believes he is entitled to receive a distribution under the Plan which he did not receive or that amounts credited to his Account are inaccurate, may file a written claim signed by the Participant or his representative with the Benefit
Administrator specifying the basis for his claim. Unless such claim is allowed in full by the Benefit Administrator, he shall, within ninety days after such claim was filed, (or up to 180 days if special circumstances require an extension, in which case the claimant shall receive within the initial ninety-day period a written explanation of the reasons for the extension) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall include (1) the specific reasons for the denial of the claim,
(2) specific reference to the provisions of the Plan and/or Trust Agreement upon which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the review procedure specified in Section 9.2.
          9.2 Review Procedure: Within sixty days after the receipt by the claimant of such a notice of denial, the claimant may appeal such denial by filing with the secretary of the Benefit Claims Appeals Advisory Committee ("Appeals Advisory Committee") a written request for a review of his claim. If such an appeal is so filed within such sixty-day period, the Appeals Advisory Committee, or a duly appointed representative of the Appeals Advisory Committee, shall conduct a full and fair review of such claim and mail or deliver to the claimant its written decision on the matter based on the facts, the pertinent provisions of the Plan and Trust Agreement and any Plan interpretations, rules or regulations of the Advisory Committee, within sixty days after the receipt of the request for review
(unless special circumstances as determined by the Advisory
Committee or the Appeals Advisory Committee require an extension of up to sixty additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific provisions of the Plan and/or Trust Agreement on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. During such full review, the claimant or his representative shall be given an opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and, if he requests a hearing on his claim and the Appeals Advisory Committee concludes such a hearing is advisable and schedules such a hearing, to present his case in person or by an authorized representative at such hearing.
                     ARTICLE X. - FIDUCIARY RESPONSIBILITY
          10.1 Immunities: Except as otherwise provided by applicable law, (1) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or the Trust
Agreement, except for his own gross negligence or willful misconduct; (2) no Fiduciary shall be personally liable upon any contract, agreement or other instrument made or executed by him or in his behalf in the administration of the Plan or the Trust Agreement; (3) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary nor shall any Fiduciary be required to make inquiry into the propriety of any action by another Fiduciary; (4) each Employer and each officer or director thereof, Employees, the Advisory Committee and each member thereof, the Appeals Advisory Committee and each member thereof, and any other person to whom the Company or the Advisory Committee delegates (or the Plan or the Trust Agreement assigns) any duty with respect to the Plan or the Trust Agreement, may rely and shall be fully protected in acting in good faith upon the advice of counsel, who may be counsel for a Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation, or determination of the Trustee or of the auditor or actuary of the Company, or upon any certificate, statement or other representation made by or any information furnished by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan; (5) if any responsibility of a Fiduciary is allocated to any other person then such Fiduciary is not responsible for any act or omission of such person in carrying out such responsibility; and (6) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is assigned by the terms of the Plan or Trust Agreement or delegated pursuant to the provisions of Section 10.2 to another person.
          10.2  Allocation and Delegation of Fiduciary
Responsibilities: (1) The Fiduciaries shall have only such powers, duties, responsibilities and authorities as are specified in the Plan or the Trust Agreement or as shall be delegated to them pursuant to this Section. The Company shall have the responsibility (along with the other Employers) for making contributions under the Plan to the Trust Fund. The Board of Directors shall have the authority to amend or terminate the Plan or the Trust Agreement in whole or in part, to appoint and remove any certified public accountant that is employed for purposes of the Plan and to appoint and remove the Trustee. The Advisory Committee shall have the responsibility and authority to interpret and administer the Plan, subject to the provisions hereof. The Trustee shall have the responsibility and authority for the administration of the Trust Agreement.
          (2) The Company may designate any person (in addition to those specifically designated in the Plan or the Trust
Agreement) as a Fiduciary or Named Fiduciary and may delegate to any such person any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Agreement, provided that no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the delegator) pursuant to some other Section of the Plan or the Trust Agreement shall be so delegated without the written consent of such Fiduciary.
          (3) Any delegation pursuant to Subsection (2) of this Section, (a) shall be signed by the delegator, be delivered to and accepted in writing by the delegatee and be delivered to the Advisory Committee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specifically designate the powers, functions, duties and responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the delegator and the delegatee and delivered to the Advisory
Committee and (e) may be revoked (in whole or in part) at any time by written notice from the delegator delivered to the delegatee and the Advisory Committee or from the delegatee delivered to the delegator and the Advisory Committee.
                          ARTICLE XI. - MISCELLANEOUS
          11.1 Spendthrift Provisions: To the extent permitted by law and except as otherwise provided in the Plan, or under a qualified domestic relations order (as defined in Section
1.1(43)), no right or interest of any kind of a Participant or Beneficiary hereunder shall be transferable or assignable by the Participant or Beneficiary, nor shall any such right or interest be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. In addition, if the terms of the qualified domestic relations order permit, the amounts payable to the alternate payee under such order shall be paid at such time or times specified in the order before the earliest retirement date specified in Section 414(p)(4)(B) of the Code.
          11.2 Facility of Payment: In the event the Advisory Committee finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Advisory Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Advisory Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary, and any such payment shall be deemed a payment for the benefit of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
          11.3     No Enlargement of Employment Rights:  A
Participant by accepting benefits under the Plan does not thereby agree to continue for any period in the employ of his Employer, and the Employers, by adopting the Plan, making contributions to the Plan or taking any action with respect to the Plan, do not obligate themselves to continue the employment of any Participant for any period. Participation in the Plan by an Employee shall in no way affect any of the Employer's rights to assign such Employee to a different job or position, to change his title, authority, duties or Compensation or to terminate his employment.
          11.4 Merger or Transfer of Assets: Notwithstanding any other provision of the Plan, in the case of any merger or consolidation with, or the transfer of assets or liabilities of the Plan to any other plan, in no event shall any Participant (if the other plan then terminates) receive a benefit immediately after the merger, consolidation or transfer which is less than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). This Section is intended to comply with Sections 401(a)(12) and 414(l) of the Code and shall be construed in accordance with valid rules and regulations issued pursuant thereto.
          11.5 Severability Provision: If any provision of the Plan or the application thereof to any circumstance or person is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
                           ARTICLE XII. - EMPLOYERS
          12.1 Adoption by Other Corporations: Any corporation or business organization may, with the consent of the Board of Directors, adopt the Plan and become an Employer hereunder by executing an instrument evidencing such adoption on the order of its board of directors and filing a copy thereof with the Company and the Trustee. Such adoption may be subject to such terms and conditions as the Board of Directors requires or approves. The amount to be contributed to the Plan by any Controlled Group
Member shall be conditioned upon the initial qualification of the Plan as to it under Section 401(a) of the Code.
          12.2 Contribution of Employers: Each Employer shall separately pay its share of the Employers' contribution to the Trust Fund for any Plan Year. However, the contribution of the Employers under the Plan may be paid by the Company on behalf of itself and other Employers, in which event each Employer, other than the Company, shall pay to the Company its share of the expenses of the Plan, including contributions to the Trust Fund, determined on such basis as may be agreeable to the Company and such Employer and as will permit to the extent possible the deduction (for purposes of federal taxes on income) by each such Employer of its payments toward such expenses and contributions.
          12.3 Withdrawal of Employer: Any Employer (other than the Company) which adopts the Plan may elect, with the consent of the Board of Directors, to withdraw from the Plan or exclude any identifiable unit or group of its employees from the Plan, and a complete withdrawal by an Employer shall constitute a termination of the Plan as to it. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its board of directors and filed with the Company and the Trustee. Any withdrawal by an Employer shall be deemed as to the Participants employed by such Employer, to be an adverse modification and Section 13.4 shall apply. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer (but not all Employers) or a group of Employees pursuant to Section 13.1, such Employer (herein called "former Employer") shall cease to be an Employer and the interests of Participants who are or were Employees of such former Employer shall be distributed at that time as if each such Participant had retired pursuant to Section 7.3 at the time of such withdrawal or termination; provided, however, that no such distribution shall be made to the extent that the qualified status of the Plan under Section 401(a) of the Code or the tax-exempt status of the Trust under Section 501(a) of the Code would be adversely affected as a result thereof.
          ARTICLE XIII. - AMENDMENT OR TERMINATION
          13.1 Right to Amend or Terminate: Subject to the limitations of Section 4.4, the Board of Directors has reserved, and does hereby reserve, the exclusive right at any time or times, without the consent of any other Employer or of the Participants, Beneficiaries or any other person (except as provided below), (1) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (2) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount to be contributed by the Employers on account of any Plan Year preceding the Plan Year in which such termination or amendment is approved by the Board of Directors. Any such amendment of the Plan shall be automatically effective with respect to an Employer and its Employees, and no modification, amendment or termination of the Plan may diminish the Account of any Participant as of the effective date of such amendment or termination. A modification which affects the rights or duties of the Trustee may be made only with the Trustee's consent.
          13.2 Procedure for Termination or Amendment: Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Company on the order of the Board of Directors and filed with the Trustee, and shall become effective as of the date designated in such instrument or, if no date is so designated, on its execution.
          13.3 Distribution Upon Termination: If the Plan shall be terminated by the Company as to all the Employers, subject to the penultimate sentence of Section 13.1, Deposits and Contributions shall cease, and the Vested Interest of each Participant shall be distributed as if each Participant had then retired pursuant to Section 7.3 at the time of the termination.
          13.4 Adverse Modification: In the event that any modification of the Plan shall adversely affect the rights of any Participant as to the use of or withdrawal from his Account
(other than a modification required to maintain the qualified status of the Plan under Section 401(a) of the Code or the tax-exempt status of the Trust under Section 501(a) of the Code), such Participant, for a period of ninety days after the effective date of such modification, shall have the option, to be exercised by written notice to the Benefit Administrator in form prescribed by the Advisory Committee (a copy of which form of notice shall accompany the notice of modification), to have liquidated and distributed to him his entire Vested Interest as of the effective date of such modification, in which event he shall be ineligible for participation in the Plan, as so modified, for a period of twelve full months from such effective date; provided, however, that no such liquidation and distribution shall be made to the extent that the qualified status of the Plan under Section 401(a) of the Code or the tax-exempt status of the Trust under Section
501(a) of the Code would be adversely affected as a result thereof. The modification or termination of any Investment
Option shall be deemed not adversely to affect the rights of any Participant, provided that he shall be given notice thereof and an opportunity to change his instructions in accordance with
Section 5.5.
          13.5 Subsidiary Cessation: If an Employer which is a subsidiary of the Company ceases to be a subsidiary of a Controlled Group Member, it shall cease to be an Employer as of the date it ceases to be such a subsidiary and Section 13.3 will apply.
          13.6     Provision Pursuant to Section 411(d)(3) of the
Code: Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Participants to the amounts credited to the Participants'
Accounts shall be nonforfeitable. Partial termination of the Plan shall represent an adverse modification as to all Participants adversely affected thereby, and such Participants shall have the rights set forth in Section 13.4.
                  ARTICLE XIV. - TOP-HEAVY PLAN REQUIREMENTS
          14.1  Definitions:
          For purposes of this Article XV, the following definitions shall apply:
          (1) "Key Employee" means any Employee of an Employer who during the Plan Year containing the Determination Date or during the four preceding Plan Years is:
          (a) an officer of an Employer having an annual compensation greater than 150 percent (150%) of the amount in effect under Section 415(c)(l)(A) of the Code for any such Plan Year;
          (b) one of the ten Employees of an Employer having annual compensation of more than the limitation in effect under Section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer;
          (c)     a five percent (5%) owner of an Employer; or
          (d) a one percent (1%) owner of an Employer who has an annual compensation above $150,000.
          The definition of Key Employee shall be interpreted in accordance with Section 416(i) of the Code and the rules and regulations promulgated thereunder.
          (2) "Determination Date" means the last day of the preceding Plan Year.
          14.2 Top-Heavy Determination: This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan. For purposes of this determination, the following rules shall apply:
          (1) "Employees" shall mean employees and former employees of the Employers and Beneficiaries and former
Beneficiaries, who have a benefit greater than zero on the Determination Date.
          (2) The amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee within the five year period ending on the Determination Date.
          (3) The Account of any Employee who is not a Key Employee as of the Determination Date but who was a Key Employee during any prior Plan Year shall be disregarded.
          (4) The Account of any Employee who has not received any compensation from an Employer during the 5-year period ending on the Determination Date shall not be taken into account.
          (5) If an Employer maintains other plans which are qualified under Section 401(a) of the Code, the top-heavy determination described above shall be made by aggregating (a) any such plan in which a Key Employee is a participant and (b) any other plan which enables a plan in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Employer may also aggregate any such other plans not required to be aggregated, provided the resulting group of plans, taken as a whole, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code. The Employer may also aggregate any such other plans not required to be aggregated, provided the resulting group of plans, taken as a whole, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.
          (6) The top-heavy determination under this Section shall be made in accordance with Section 416 of the Code and the rules and regulations promulgated thereunder.
          14.3 Top-Heavy Requirements: (1) If the Plan is top-heavy under Section 14.2, notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to each Plan Year in which the Plan is top-heavy:
          (a) Minimum Contributions. Each Non-Key Employee who is eligible to share in any Company Contribution for such Plan Year (or who would have been eligible to share in any such Contribution if a Deposit had been made by him during such Plan Year) shall be entitled to receive an allocation of such Contribution, which is at least equal to three percent (3%) of his compensation for such Plan Year, provided, however, that the percentage minimum contribution requirement with respect to a Plan Year shall not exceed the percentage at which Contributions are made (or required to be made) under the Plan for such Plan Year for the Key
     Employee for whom such percentage is the highest for such Year.
          (b) Plan Compensation: Annual Compensation taken into account under the Plan shall not exceed Two Hundred Thousand Dollars ($200,000).
          (c) Minimum Vesting Requirement: Each Employee who has completed at least three Years of Service and who has been credited with an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to 100 percent (100%) of the Contributions allocated to his Account.
          (2) The top-heavy requirements under Subsection (1) of this Section shall be effected in accordance with Section 416 of the Code and the rules and regulations promulgated thereunder.
          14.4 Super Top-Heavy Requirements: If the Plan is super top-heavy as defined in Section 416(h)(2)(B) of the Code, notwithstanding any other provision of the Plan to the contrary, the Contribution for each Participant who is not a Key Employee shall not be less than four percent (4%) of his Compensation.
This minimum benefit requirement shall be interpreted in accordance with Section 416(h) of the Code and the rules and regulations promulgated thereunder.
          14.5 Benefit Accrual Requirements: Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                      ARTICLE XV. - LIMITATIONS ON 401(k)
                          DEPOSITS AND CONTRIBUTIONS
          15.1 Average Deferral Percentage: Notwithstanding any other provision of the Plan, 401(k) Basic Deposits and 401(k) Additional Deposits shall be limited in a nondiscriminatory manner so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:
          (1) the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
          (2) the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
          15.2 Average Contribution Percentage: Notwithstanding any other provision of the Plan, Contributions shall be limited in a nondiscriminatory manner so that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:
          (1) the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
          (2) the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
          15.3 Definitions: For purposes of this Article, the following definitions shall apply:
          (1) Average Contribution Percentage shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.
          (2) Average Deferral Percentage shall mean the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.
          (3) Contribution Percentage shall mean the ratio (expressed as a percentage) of the sum of the After-Tax Basic Deposits, After-Tax Additional Deposits and Company
Contributions, determined as separate ratios, under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.
          (4) Deferral Percentage shall mean the ratio (expressed as a percentage) of the sum of the 401(k) Basic Deposits and 401(k) Additional Deposits under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.
          (5) Eligible Participant shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Deposits or Contributions allocated to his Account for the Plan Year.
          15.4 Special Rules: (1) For purposes of this Article, the Deferral Percentage and the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Deposits or have Deposits made on his behalf, or to receive contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by the Employer or a Controlled
Group Member, shall be determined as if all such contributions were made under a single plan.
          (2) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with the Plan, then Section 15.1 shall be applied by determining the Deferral Percentages and the Contribution Percentages of Eligible Participants as if all such plans were a single plan.
          (3) For purposes of determining the Deferral Percentage and the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Deposits, Contributions and Compensation of such Participant shall include the Deposits, Contributions and Compensation of the Participant's family members within the meaning of Section 414(q)(6)(B) of the Code, and such family members shall be disregarded in determining the Deferral Percentage and the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees.
          (4) The determination and treatment of the Deferral Percentage and the Contribution Percentage of any Participant shall satisfy other requirements as may be prescribed by the Secretary of the Treasury.


           ARTICLE XVI. - DISTRIBUTION OF EXCESS CONTRIBUTIONS AND
                        EXCESS AGGREGATE CONTRIBUTIONS
          16.1 In General: Excess Contributions and Aggregate Contributions, and income allocable to such contributions, shall be distributed (1) if practicable, no later than March 15 of each Plan Year, beginning after December 31, 1987, following the Plan
Year in which such contributions were made, and (2) in no event later than the last day of each Plan Year, beginning after December 31, 1987, following the Plan Year in which such contributions were made, to Participants with respect to whom such contributions were made.
          16.2 Definitions: For purposes of this Article, the following definitions shall apply:
          (1) Excess Contributions shall mean the amount described in Section 401(k)(8)(B) of the Code.
          (2) Excess Aggregate Contributions shall mean the amount described in Section 401(m)(6)(B) of the Code and the regulations thereunder.
          16.3 Determination of Income: The income allocable to Excess Contributions shall be determined pursuant to Proposed
Section 1.401(k)-1(f)(4) of the Treasury Regulations, or any successor provisions thereof. The income allocable to Excess Aggregate Contributions shall be determined pursuant to Proposed
Section 1.401(m)-1(e)(3) of the Treasury Regulations, or any successor provisions thereof.
                     ARTICLE XVII. - LOANS TO PARTICIPANTS
          17.1 Eligibility for Borrowing: A Participant (who is an Employee) may borrow from the Plan to the extent permitted and subject to the conditions set forth in this Article. A loan from the Plan shall be made to a former Participant whose employment with the Controlled Group has terminated only to the extent required to comply with the applicable provisions of ERISA and the Code. No loan to a Participant pursuant to this Article, or right or interest therein, shall be transferable or assignable by the Participant, nor shall any such loan be assumed by any person.
          17.2 Amount of Loans: (1) The maximum amount available for a Loan to a Participant when added to the outstanding balance of all other Loans to such Participant as of the Loan Valuation Date shall be the lesser of
          (a)  $50,000 reduced by the excess (if any) of
              (i) the highest outstanding balance of Loans to the Participant during the one-year period ending on the day before the Loan Valuation Date, over
              (ii) the outstanding balance of Loans to the Participant as of the Loan Valuation Date, or
          (b) 1/2 of the value of the Participant's Vested Interest on the Loan Valuation Date;
provided, however, that in no event shall the amount of any Loan exceed the Participant's Account Balance as of the Valuation Date coinciding with or immediately preceding the date of disbursement of the Loan.
          (2) Except as otherwise determined by the Plan Administrator and subject to Subsection (1) of this Section, no more than one Home Loan and one other Loan not constituting a Home Loan may be outstanding with respect to a Participant at any time and no Loan shall be made to a Participant who is in default under a Loan.
          (3) Except as otherwise determined by the Plan Administrator, the minimum amount of any Loan shall be $500 and Loans shall be made in $100 increments.
          (4) No withdrawal under Section 7.7 may be made by a Participant as of his Loan Valuation Date.
          17.3 Interest Rate: The interest rate payable on any Loan shall be established by the Plan Administrator in accordance with the requirements of law and this Section and shall be communicated to Participants. Not less frequently than annually, the Plan Administrator shall review any rate so established and shall determine whether a new rate shall be substituted in lieu of the then effective rate. A rate established pursuant to this Section shall remain in effect until a new rate is established and communicated to Participants. The interest rate established under this Section that is in effect on the Loan Valuation Date of any Loan shall be applicable to such Loan and shall remain in effect during the term of the Loan.
          17.4 Term of Loan: (1) Except as otherwise determined by the Plan Administrator, a Home Loan shall be repaid prior to the expiration of the fifteen-year period beginning on the first day of the third calendar month following the Loan Valuation
Date. Any Loan under the Plan, other than a Home Loan, shall be repaid on or before the end of the five-year period beginning on the first day of the third calendar month following the Loan Valuation Date.
          (2) Except as otherwise determined by the Plan Administrator, the minimum term of any Loan shall be one year.
          (3) Except to the extent required to comply with applicable provisions of ERISA or the Code, the outstanding balance of principal and accrued interest under any Loan shall become immediately due and payable as of the last day of the calendar month during which the Participant's employment with the Controlled Group is terminated for any reason, including death.
          (4) Notwithstanding the preceding provisions of this Section, the full amount of the outstanding principal balance of any Loan that has been outstanding for not less than such period as shall be established by the Plan Administrator may be prepaid without penalty, effective as of the first Valuation Date succeeding such prepayment.
          17.5 Disbursement and Security: (1) A Loan shall be evidenced by the promissory note/loan agreement of the borrowing Participant that shall be executed and delivered by the Participant on or before the date on which Loan proceeds are disbursed to him, shall be effective upon such disbursement and shall include, without limitation, an assignment of 1/2 of the value of the Participant's Vested Interest as of the Loan
Valuation Date and the Participant's entire Outstanding Loan
Balance (or, in either case, any lesser portion thereof) as security for such Loan and the Participant's consent to a reduction of the Participant's Account Balance in satisfaction of such security interest. Each Loan shall be secured by the Participant's pledge of his Account Balance and his Outstanding
Loan Balance to the extent assigned pursuant to the immediately preceding sentence.
          (2) In the event that a Participant has executed a promissory note and that prior to the date on which Loan proceeds are disbursed to him it is determined that the amount available for a Loan under Section 17.2 is less than the amount of such promissory note, the Participant shall be required to accept a Loan in the maximum lesser amount permitted under Section 17.2 and shall execute a revised promissory note in such amount.
          (3) Except as otherwise determined by the Plan Administrator, Loans shall be disbursed during the second month following the Loan Valuation Date.
          (4)  An account denominated the "Outstanding Loan
Balance" shall be established for each Participant with respect to whom a Loan is outstanding under the Plan. As of the Loan Valuation Date, an amount equal to the principal amount of the Loan shall be transferred from the Participant's Account to the Participant's Outstanding Loan Balance, reducing such Account in the following order: first, 401(k) Additional Deposits, second, 401(k) Basic Deposits, third, Company Contributions, fourth, ESOP Account Balance relating to employer contributions on behalf of the Participant to the ESOP, fifth, ESOP Account Balance relating to the Participant's deposits to the ESOP, sixth, Rollover Contributions or Transfer Contributions (other than transfers from the ESOP), seventh, After-Tax Additional Deposits and, eighth, After-Tax Basic Deposits and, in each case, earnings thereon. The amount so transferred shall be invested solely in the promissory note evidencing the Loan made to the Participant. Amounts transferred from the Participant's Account in accordance with the preceding provisions of this Section shall be deducted on a pro rata basis from the Investment Options in which such amounts are invested.
          17.6 Repayment of Loans: (1) Repayment of the principal and interest of any Loan under the Plan shall be made in substantially equal payments during the term of the Loan which shall be due upon the first paydate of the borrowing Participant beginning with the first such paydate occurring in the second month following the Loan Valuation Date of such Loan.
          (2) Payments and prepayments of principal shall reduce the balance in the Participant's Outstanding Loan Balance and such principal amounts and any interest paid thereon shall be credited to the Participant's Account and invested in the Investment Options in the proportion last elected by the Participant in accordance with Sections 5.3 and 5.4, crediting the Account in the inverse of the order set forth in Subsection 17.5(4).
          17.7 Defaults and Remedies: (1) In the event that a Participant fails to make any required payment under a Loan, such Participant shall be deemed to be in default on such Loan. A
Loan that is in default shall become due and payable as of the last day of the month during which such default occurs.
          (2) The Plan Administrator, in its sole discretion, may take such action as it may deem appropriate to enforce payment of any Loan including, without limitation, the execution by the Plan upon its security interest in the Participant's Account Balance and Outstanding Loan Balance; provided, however, that the Plan shall not levy against the Account Balance of the Participant until such time that a distribution from the Account would otherwise be available under the Plan including, if applicable, withdrawal on account of a Hardship. If the entire balance and accrued interest on the Loan in default cannot be discharged as set forth in the preceding provisions of this Section, the remaining amount may be collected by the Plan Administrator using appropriate legal remedies and, until collected in full, shall be deducted from any subsequent withdrawals and distributions from the Plan. Nothing in this Section shall affect the right of the Plan Administrator to retain the security in any part of the Participant's Account Balance that is not available for withdrawal at the time that any other remedies are available to the Plan Administrator.
          17.8 Loan Rules: The Plan Administrator shall establish such rules consistent with the provisions of this Section as it may deem necessary or advisable to provide for the administration of Loans, including, without limitation, rules governing (a) the date on which Loans shall begin to be made under the Plan, (b) the manner and timing of repayments and prepayments; (c) the treatment of Loans and repayments, including the determination of the events of default, in the event of absence from employment by reason of leave of absence, lay-off or otherwise, (d) the content of the form of the promissory note/loan agreement, Loan application and other documentation required in connection with Loans, (e) the timing of applications and notifications in connection with Loans, and (f) any matter as to which discretion is reserved to the Plan Administrator under this Section. Without limitation of the foregoing, the Plan Administrator may establish such rules and procedures, including the modification of the terms of any outstanding Loan, that may be deemed to be necessary or desirable to comply with any regulations governing employee loans under the provisions of ERISA or the Code, and by requesting a Loan hereunder each borrowing Participant agrees to execute such modified or superseding documents as may be required by the Plan
Administrator pursuant to such rules or procedures.

          This Central and South West Corporation Thrift Plus is hereby executed this 17th day of April, 1991

                                            CENTRAL AND SOUTH WEST CORPORATION


                              By  /s/ E. R. Brooks
                                E. R. Brooks
                                Chairman, President and
                                Chief Executive Officer

                                FIRST AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS



          Central and South West Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the Central and South West
Corporation Thrift Plus (the "Plan").

          1. Section 1.1 of the Plan is amended by deleting Subsection 1.1(4) in its entirety, and such Section is further amended by inserting therein the following definitions in appropriate alphabetical order, redesignating as necessary all Subsections of such Section and all references in the Plan to such Subsections:
              Benefits Advisory Committee: The committee having certain powers and authority with respect to the management and control of the Plan as constituted in accordance with the Rules.

              Benefits Appeals Committee: The committee having certain powers and authority with respect to the review of claims under the Plan as constituted in accordance with the Rules.

              Former TEX/CON Employee: A person who was formerly employed by TEX/CON Oil and Gas Company and who became an Employee in connection with the purchase of all of the shares of the common stock of Lear Petroleum Corporation by Transok, Inc.

              Investment Committee: The committee having certain functions and duties and powers and authority with respect to the assets of the Plan as constituted in accordance with the Rules.

              Investment Policy Committee: The committee having certain functions and duties and powers and authority with respect to the assets of the Plan as constituted in accordance with the Rules.

              Rules: The Rules of Operation and Administration of the Central and South West Employee Benefits Program.

          2. Subsection 1.1(8) (prior to redesignation) of the Plan is amended to read as follows:
              Asset Allocation Option: One of the Investment Options, which shall be divided, in such proportions as the Investment Committee may from time to time determine, between (i) investments in shares of an open-end investment company or investment companies registered under the Investment Companies Act of 1940, the investment purpose of which is the achievement of a balanced portfolio comprised primarily of equity investments, and (ii) investments in the type of securities, and subject to the conditions of administration, specified under Section 4.03 of the Trust Agreement.
          3. Subsection 1.1(9) (prior to redesignation) of the Plan is amended by inserting the words "Benefits Advisory" immediately before the word "Committee" in the second sentence thereof.
          4. Subsection 1.1(17) (prior to redesignation) of the Plan is amended by deleting the word "Advisory" and replacing the same by the word "Investment".
          5. Subsection 1.1(31) (prior to redesignation) of the Plan is amended to read as follows:
              Fixed Income Option: One of the Investment Options, which shall be invested and reinvested in such investments as would advance the primary investment purpose of preservation of capital and the accumulation of interest thereon, including, without limitation, governmental or corporate obligations, variable amount notes of any obligor, participation certificates, savings accounts, certificates of deposit, bonds, notes and debentures, and any other evidences of indebtedness or ownership on a fixed income basis, shares of an open-end investment company or investment companies registered under the Investment Companies Act of 1940 with such an investment purpose, a contract or contracts with an insurance company or a bank or other financial institution under which the insurance company or the bank or other financial institution, as the case may be, guarantees to the Trustee all or any portion of the principal or interest of amounts invested with it, a collective, common or pooled trust fund which has a stated policy of investments in such contract or other investments of the type contemplated under this Investment Option, or a notional principal contract or contracts or other similar contracts pursuant to which the Trustee receives a stated or otherwise described income.

          6. Subsection 1.1(36) (prior to redesignation) of the Plan is amended to add the following paragraph at the end thereof:
              With respect to any period of time ending prior to September 27, 1991, the Hours of Service with respect to an Employee who is a Former TEX/CON Employee shall be determined, solely for the purpose of determining his Years of Service for purposes of Section 2.1 and Subsection 6.2(2), as if the term "Controlled Group" was defined to include TEX/CON Oil and Gas Company, BP Exploration Inc., Lear Petroleum Corporation, any entity in which Lear Petroleum Corporation beneficially owns, directly or indirectly, more than 50% of either the equity interests or the voting control, and any Affiliate of any of the foregoing. Solely for purposes of the immediately preceding sentence, the term "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the entity specified.

          7. Subsection 1.1(40) (prior to redesignation) of the Plan is amended to read as follows:
              Named Fiduciaries. The Named Fiduciaries under the Plan shall be the Company, the Benefit Administrator and the members of each of the Investment Policy Committee, the Investment Committee, the Benefits Advisory Committee and the Benefits Appeals Committee in their capacity as such, each of which shall have such powers, duties and authority as shall be specified in the Plan, the Rules or the Trust Agreement and may delegate all or any part of such powers, duties and authority as provided therein. Any other person may be designated as a Named Fiduciary by the Board of Directors (and any such designation may be terminated) as provided in the Rules.
          8. Section 2.3 of the Plan is amended by inserting the words "Benefits Advisory" immediately before the word "Committee" in the first sentence thereof.
          9. Section 2.4 of the Plan is amended by inserting the words "Benefits Advisory" immediately before the last word thereof.
         10. Part (b) of Subsection 4.5(2) of the Plan is amended by deleting the word "Deposits" and replacing the same by the words "After-Tax Basic Deposits and After-Tax Additional Deposits".
         11. Subsection 5.1(1) of the Plan is amended by deleting the penultimate sentence thereof and replacing the same by the following:
              The Trustee shall invest and reinvest the principal and income of each such Option and shall keep each such Option invested, without distinction between principal and income, in such property, investments and securities as directed by the Investment Committee and/or as otherwise required under the terms of the Plan and the Trust Agreement, but without regard to any percentage limitation contained in any law (other than ERISA) or rules of court applying to investments by trust companies, trustees or other fiduciaries. Without limitation of the foregoing, the Investment Committee may, to the extent permitted under the Plan and the Rules, direct that all or any part of an Investment Option shall be invested by the Trustee in its discretion.
         12. Subsection 5.6(3) of the Plan is amended by inserting the word "Benefits" immediately before the words "Advisory Committee" in the first sentence thereof.
         13. Section 7.1 of the Plan is amended by inserting the words "Benefits Advisory" immediately before the word "Committee" in the last sentence thereof.
         14. Section 7.3 of the Plan is amended by inserting the words "Benefits Advisory" immediately before the word "Committee" in the second sentence thereof.
         15. Section 7.5 of the Plan is amended by inserting the words "Benefits Advisory" immediately before the word "Committee" each time appearing therein.
         16. Subsection 7.7(1) of the Plan is amended by inserting the word "Benefits" immediately before the words "Advisory Committee" in the first sentence thereof.
         17. Article VIII of the Plan is amended to read as follows:
              8.1 Responsibility for Administration: The Plan shall be administered by the Named Fiduciaries designated pursuant to the Rules. The powers and responsibilities and the duties of the Named Fiduciaries shall be established under the Rules which are hereby incorporated in the Plan by this reference. In addition to the powers granted to the Named Fiduciaries under the Rules, the Named Fiduciaries shall have the powers granted hereunder.

              8.2 Audit: The independent accountants who audit the books and accounts of the Employers shall annually examine the records of the Employers in respect of the Plan and, on the basis of such examination, make such report to the Trustee as said accountants deem necessary. The records of the Trustee and (subject to such report by said independent accounts) the records of the Employers and the Benefits Advisory Committee shall be conclusive in respect to all matters involved in the administration of the Plan.

              8.3 Statement of Accounts: At least annually the Company shall cause each Participant to receive a statement of his Account, at such time and in such form as the Benefits Advisory Committee shall determine. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Benefit Administrator within thirty days after making such statement available to the Participant.

              8.4 Expenses: Except as otherwise provided in the Plan, the Employers shall pay all costs and expenses incurred in administering the Plan, including, without limitation, the expenses of the Benefits Advisory Committee and the Investment Committee, the fees and expenses of the Trustee, the fees of the Trustee's counsel and other administrative expenses.

              8.5 The Trust Fund: The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and the Trust Agreement. The Trustee will, from time to time, make payments, distributions and deliveries from te Trust Fund as provided in the Plan and the Trust Agreement. The Trustee, in its relation to the Plan, shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by this reference, and each Employer, by adopting the Plan, authorizes the Company to execute the Trust Agreement (including any amendment or supplement thereto) on its behalf with respect to the Plan.

              8.6 No Guarantee Against Loss: No Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to such Fund for payment with respect to such interest.

              8.7 Payment of Benefits: All payments of benefits provided for by the Plan (less any deductions provided for by the Plan) shall be made solely out of the Trust Fund in accordance wit instructions given to the Trustee by the Benefits Advisory Committee pursuant to the terms of the Plan and the Trust Agreement, and no Employer shall be otherwise liable for any benefits payable under the Plan. The Trustee shall not be required to make any distribution under the Plan under circumstances which, in its judgment, would subject it to penalty or liability or constitute a breach of any legal duty.

         18. Section 9.2 of the Plan is amended to read as follows:
              Review Procedure: Within sixty days after the receipt by the claimant of such a notice of denial, the claimant may appeal such denial by filing with the secretary of the Benefit Appeals Committee a written request for a review of his claim. If such an appeal is so filed within such sixty-day period, the Benefits Appeals Committee, or a duly appointed representative of the Benefits Appeals Committee, shall conduct a full and fair review of such claim and mail or deliver to the claimant its written decision on the matter based on the facts, the pertinent provisions of the Plan, the Rules and the Trust Agreement and any Plan interpretations, rules or regulations of the Benefits Advisory Committee, within sixty days after the receipt of the request for review (unless special circumstances as determined by the Benefits Advisory Committee or the Benefits Appeals Committee require an extension of up to sixty additional days, in which case, written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific provisions of the Plan and/or Trust Agreement on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. During such full review, the claimant or his representative shall be given an opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and, if he requests a hearing on his claim and the Benefits Appeals Committee concludes such a hearing is advisable and schedules such a hearing, to present his case in person or by an authorized representative at such hearing.
         19. Section 10.1 of the Plan is amended by amending clause (4) thereof to read as follows:
              (4) each Employer and each officer or director thereof, the Benefits Appeals Committee and each member thereof, the Benefits Advisory Committee and each member thereof, the Investment Committee and each member thereof, and any other person to whom the Company, the Benefits Advisory Committee or the Investment Committee delegates (or the Plan, the Rules or the Trust Agreement assigns) any duty with respect to the Plan or the Trust Agreement, may rely and shall be fully protected in acting in good faith upon the advice of counsel for a Controlled Group Member, upon the records of the Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation, or determination of the Trustee or of the auditor or actuary of the Company, or upon any certificate, statement or other representation made by or any information furnished by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan;
         20. Section 11.2 of the Plan is amended by inserting the word "Benefits" immediately before the words "Advisory Committee" each time appearing therein.
         21. Section 13.4 of the Plan is amended by inserting the word "Benefits" immediately before the words Advisory Committee" in the first sentence thereof.
         22. Part (a) of Subsection 14.1(1) of the Plan is amended to read as follows:
              (a) an officer of an Employer having an annual compensation greater than 50 percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

          The foregoing amendments shall be effective November 11,
1991
          This instrument of amendment is hereby executed this 11th day of November, 1991.
                              CENTRAL AND SOUTH WEST CORPORATION

                              By  /s/ E. R. Brooks
                                E. R. Brooks, Chairman, President
and Chief Executive Officer

                                AMENDMENT NO. 2
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS


(As Amended Effective January 1, 1991)

     Central and South West Corporation, a Delaware corporation
(the "Company"), pursuant to authorization of its Board of Directors, hereby adopts the following amendment to the Central and South West Corporation Thrift Plus (the "Plan").

     1.   The second sentence of Section 7.2(3) of the Plan
("Distributions on Termination of Employment") is amended in its entirety to read as follows:

     "The Vested Interest of a Participant who elects to receive benefits in the form of installments shall remain allocated pursuant to the Participant's directions in accordance with the provisions of Article V until fully distributed to him."

     2. The foregoing amendment shall be effective with respect to distributions from the Plan made on and after January 1, 1992.

     Executed this 16th day of April, 1992, at Dallas, Texas.

                              CENTRAL AND SOUTH WEST CORPORATION

                              By  /s/ E. R. Brooks
                                 E. R. Brooks, Chairman and Chief
                                 Executive Officer

                                THIRD AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS


          Central and South West Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the Central and South West Corporation Thrift Plus (the "Plan").
          1. The first sentence of the Plan's introduction is amended by adding the following at the end thereof: ", effective as of January 1, 1989 except as otherwise provided". In addition, the parenthetical phrase in the caption of the Plan, appearing on the cover page and page 1, is amended to read "(As Amended and Restated Effective as of January 1, 1989)".

          2. Section 1.1(25) of the Plan is amended in its entirety to read as follows:

          "Employee: A person who is employed on either a full-time or part-time basis on the active payroll by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee. In no event shall a person who is treated as a leased employee, within the meaning of Section 414 of the Code, be considered an Employee."

          3.  The Plan is amended by adding the following new
Section 2.6:

              "2.6      Reemployment Provisions.  All Hours of
     Service are counted in determining eligibility to participate, except as otherwise provided in this Section.

                  (1) If an Employee terminates employment before becoming a Participant and is reemployed by a Controlled Group Member before incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will become a Participant on the later of the entry date initially determined under Section 2.2 or the date he is credited with one or more Hours of Service by an Employer after reemployment; but if he is reemployed by a Controlled Group Member after incurring a number of consecutive One Year Breaks in Service at least equal to the greater of five or his aggregate Years of Service, he will be treated as a new Employee for purposes of the Plan and his Hours of Service completed before his reemployment will be disregarded in determining when he will become a Participant.

                  (2) A Participant who terminates employment will again become an active Participant immediately upon his reemployment by an Employer."

          4. Section 1.1(18) of the Plan is amended by adding the following provision at the end thereof:

          "For purposes of applying the $200,000 limit set forth in the preceding sentence, if an Employee is a Highly Compensated Employee who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section, the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question."

          5. The last sentence of Section 4.1 of the Plan is amended in its entirety to read as follows:

          "The Employers may make such other matching contributions to the Trust Fund as determined in their sole discretion consistent with any applicable law, and such contributions will be allocated on the basis of Participants' Deposits as provided in the resolutions authorizing such additional contributions."

          6. Section 4.5 of the Plan is amended by deleting the word "and" between subsections (a) and (b), and by adding to following new provisions:

          "(c)    the amount allocated after March 31, 1984 to an
     individual medical benefit account (as defined in Code section 415(l)(2)) which is part of a defined benefit plan (as defined in Code section 414(j)) or an annuity plan; and

          (d) the amount derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 4l9A(d)(3)) under a welfare benefit fund (as hereafter defined). The term "welfare benefit fund" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies."

          7. The last paragraph of Section 4.6(1) of the Plan is amended in its entirety to read as follows:

          "In the event the Plan is determined to be a top-heavy plan pursuant to Section 14.2 with respect to any Plan Year beginning after December 31, 1983, then, unless the requirements of Code section 416(h)(2) of the Code are met with respect to the Plan, the number '1.0' shall be substituted for '1.25' wherever it appears in the Section and '$41,500' will be substituted for '$51,875' in Section 4.6(3)(b)(i)."

          8. Section 5.6(4)(a) of the Plan is amended to delete "(other than Company Stock)" in the first sentence. In addition, the third sentence of Section 5.6(4)(a) will be amended in its entirety to read as follows: "The fair market value of Company Stock shall be determined in accordance with Section 5.7."

          9.  Section 6.2(2) of the Plan is amended by replacing
"age fifty-five" with "age fifty-five (which will be considered the Plan's normal retirement age)".

          10. Section 7.2(5) of the Plan is amended in its entirety to read as follows:

          "The nonvested portion of a Participant's Account shall be forfeited on the last day of the Plan Year in which the Participant incurs five consecutive one-year breaks in service (as such term is hereinafter defined). For purposes of this Subsection, a Participant shall incur a one-year break in service if he is not credited with more than 500 Hours of Service during the 12-consecutive month computation period used to determine his Years of Service. If a distribution is made to a Participant pursuant to this Article when the Participant's vested interest in Company Contributions is less than 100% and he is reemployed prior to incurring a forfeiture, the portion of his Account which was not vested will be maintained in a separate subaccount until he becomes 100% vested. His vested interest in such subaccount, at any relevant time prior to the time he is fully vested in his Account, will be equal to an amount determined by the formula X = P(AB&D) - D, where P is the vested percentage at the relevant time, AB is the subaccount balance at the relevant time and D is the amount to the distribution."

          11. Section 1.1(36) of the Plan is amended by adding the following new subsection:

              "(e)      If an Employee is absent from work for any
     period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a one-year break in service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (e) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (e) and the number of days for which there was such an absence."

          12. Section 7.4 of the Plan is amended in its entirety to read as follows:

          "A Participant's Vested Interest for purposes of this Article shall be based upon his Account Balance as of the Valuation Date coincident with or next following the date of his termination of employment with the Controlled Group or his death, as the case may be, except that if the Participant (or in the case of the Participant's death, his Beneficiary) fails to make a claim for benefits to the Benefit Administrator on the appropriate application prior to such Valuation Date, the Plan Administrator will value the Participant's Account Balance as of the Valuation Date immediately preceding the date the Account is to be distributed. Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of
     (i) the date on which the Participant attains the earlier of normal retirement age or age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment."

          13. Section 7.5(1) of the Plan is amended to add the following sentence at the end thereof:

          "A Participant may revoke a prior waiver without the consent of the Spouse at any time, and any number of times, before the date on which he would receive his first payment of benefits under the Plan."

          14. Section 7.5(2) of the Plan is amended by adding the following provision at the end thereof:

          "If a Participant terminates employment prior to the first day of the Plan Year in which he attains age thirty-five, the Participant may make such a waiver with respect to his Account Balance as of the date of termination at any time beginning on his date of termination. A Participant may revoke a prior waiver without the consent of the Spouse at any time, and any number of times, before the date of the Participant's death."

          15. Section 7.6(1) of the Plan is amended by deleting the second sentence and replacing it with the following:

          "If the amount of a Participant's vested Account Balance exceeds $3,500, the Plan Administrator will not distribute the Participant's vested Account Balances to him prior to his attainment of age 62 unless he consents to the distribution. The foregoing provision will not apply to any distributions required under Article XVI."

          16. Section 7.6(2) of the Plan is amended in its entirety to read as follows:

          "Notwithstanding any other provision of the Plan, the entire Vested Interest of each Participant shall be distributed not later than as provided below.

              (a) Distribution of a Participant's entire Vested Interest will be made or commence not later than April 1 following the calendar year in which he attains age 70-1/2.
     On or before December 31 of such calendar year and of each succeeding calendar year, distribution of the entire amount of any additional balances in the Participant's Account (determined as of the preceding Valuation Date) will be made in a lump sum.

              (b) Notwithstanding subsection (a), if a Participant attained age 70-1/2 before January 1, 1988 and was not a 5-percent owner (as such term is defined in Code
     Section 416(i)) at any time during the five-plan-year period ending in the calendar year in which he attained age 70-1/2, then distribution of his entire vested and nonforfeitable interest will be made or commence not later than April 1 following the earlier of (i) the calendar year in which his employment with the Controlled Group terminates or (ii) the calendar year in which he becomes a 5-percent owner.

              (c) If a Participant attained age 70-1/2 during 1988 and had not terminated employment with the Controlled
     Group as of January 1, 1989, distribution of his entire
     Vested Interest will be made or commence not later than April 1, 1990."

          17. Section 13.3 of the Plan is amended by adding the following at the end thereof:

          "No distribution will be made that is prohibited by Code
     section 411(a)(11) and the regulations thereunder. In addition, the portion of a Participant's Account attributable to 401(k) Deposits may be distributed upon Plan termination only if the Plan is terminated without the establishment or maintenance by an Employer of another defined contribution plan (other than an employee stock ownership plan defined in Section 4975(e)(7) of the Code)."

          18. Section 14.2(1) of the Plan is amended to add the following at the end thereof: "(taking into account Section
14.2(2))".

          19. Section 14.2(4) of the Plan is amended in its entirety to read as follows:

          "The Account of any Employee who has not performed services for an Employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account."

          20. Section 14.3(1)(a) of the Plan is amended by adding the following provision at the end thereof:

          "In determining the highest percentage for any Key Employee, any 401(k) Deposits shall be counted as Company Contributions. For purposes of the minimum contribution, 401(k) Deposits for Non-Key Employees are not taken into account."

          21. Section 14.3(1)(b) of the Plan is amended in its entirety to read as follows:

              "(b)      Compensation:  For purposes of this Article,
     Compensation means the wages as defined in Code section
     3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by a Controlled Group Member. For purposes of determining whether an Employee is a Key
     Employee, compensation shall include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. Compensation shall be limited in accordance with the $200,000 limitation set forth in Section 1.1(18)"

          22. Section 14.4 of the Plan is amended in its entirety to read as follows:

          "Super Top-Heavy Requirements: (1) The modification of the aggregate benefit limit described in Section
     4.6(3)(b)(i) of the Plan will not be required if the top-heavy ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a defined benefit plan and a defined contribution plan which are in the group of plans required to be aggregated under this Article, and the minimum contribution requirements of Section 14.3(1)(a) are met when such requirements are applied with the substitution of "four percent (4%)" for "three percent (3%)"; (ii) the minimum contribution requirements of subsection (2) below are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Compensation for the five consecutive Plan Years in which they had the highest Compensation multiplied by their Years of Service in which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a defined benefit plan which is in the group of plans that must be aggregated.

              (2) If a Controlled Group Member maintains one or more other defined contribution plans covering Employees who are Participants in this Plan, the minimum contribution will be provided under this Plan, unless such other defined contribution plans make explicit reference to this Plan and provide that the minimum contribution will not be provided under this Plan, in which case the provisions of section 14.3(1)(a) will not apply to any Participant covered under such other defined contribution plans. If a Controlled
     Group Member maintains one or more defined benefit plans covering Employees who are Participants in this Plan, and such defined benefit plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy defined benefit plans notwithstanding their participation in this Plan, then the provisions of Section 14.3(1)(a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more defined benefit plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such defined benefit plans will receive a minimum contribution determined by applying the provisions of Section 14.3(1)(a) with the substitution of "five percent (5%)" in each place that "three percent (3%)" occurs therein."

          23. Section 14.1(1)(a) and (b) of the Plan are amended in their entirety to read as follows:

              "(a) an officer of an Employer having an annual compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year;

              (b) one of the ten Employees of an Employer having annual compensation of more than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) both more than a 1/2 percent interest and the largest interest in the Employer;"

          24. Section 17.5 of the Plan is amended by adding the following provision at the end thereof:

          "If the total Account balance subject to such security exceeds $3,500, a Participant must obtain the consent of his Spouse, if any, to use of the Account Balance as security for the loan. Spousal consent shall be obtained no earlier than 90 days before the loan is secured, must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. a new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan."

          25. Section 14.3(1)(c) of the Plan is amended by adding the following at the end thereof:

          "The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in this subsection to the regular vesting rules provided in
     Article VI will be treated as an amendment subject to
     Section 13.1."

          26. Section 13.1 of the Plan is amended by adding the following at the end thereof:

          "No amendment will have the effect of reducing the percentage of the Vested Interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment."

          27. Section 15.3(2) of the Plan is amended by adding the following at the end thereof: "(calculated separately for each Eligible Participant in the group)".

          28. Section 15.3(5) of the Plan is amended by adding the following at the end thereof:

          "An Employee is eligible to make Deposits for purposes of determining his Deferral Percentage and Contribution Percentage even though he does not make Deposits because of the suspension of his 401(k) Deposits under the terms of the Plan, because of an election not to participate, or because of the Code section 415 limitations contained in Sections
     4.5 through 4.7 of the Plan."

          29. Section 15.3(4) of the Plan is amended to add the following sentence at the end thereof:

          "A 401(k) Deposit by a Participant will be taken into account for a Plan Year only if (i) the allocation of such Deposit is not contingent on participation in the Plan or the performance of services after the Plan Year, (ii) such Deposit is paid to the Trustee within 12 months after the end of the Plan Year, and (iii) such Deposit relates to Compensation that either would have been received by the Participant in the Plan Year, or that is attributable to services performed during the Plan Year and that would have been received within two and one-half months after the Plan Year, but for the election to defer."

          30. Section 15.4(2) of the Plan is amended in its entirety to read as follows:

          "In the event that this Plan satisfies the requirements of Section 410(b) of the Code (other than for purposes of the average benefit percentage test) only if aggregated with one or more other plans, or is one or more other plans satisfy the requirements of Section 410(b) of the Code (other than for purposes of the average benefit percentage test) only if aggregated with the Plan, then Section 15.1 shall be applied by determining the Deferral Percentages and the Contribution Percentages of Eligible Participants as if all such plans were a single plan."

          31. Section 15.4(3) of the Plan is amended in its entirety to read as follows:

          "For purposes of determining the Contribution Percentage or the Deferral Percentage of a Participant who is both a Highly Compensated Employee and either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder, the Deposits, Contributions, and Compensation of such Participant will include the Deposits, Contributions, and Compensation of family members (as hereinafter defined), and family members will be disregarded in determining the Contribution Percentage or the Deferral Percentage of Participants who are not such Highly Compensated Employees. "Family members" include an Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants."

          32. Article XVI of the Plan is deleted in its entirety and replaced with the following:

              "16.1     Reduction of Excess Contributions:        (1)  If,
     for any Plan Year, the Average Deferral Percentage for
     Participants who are Highly Compensated Employees exceeds the limitation described in Section 15.1, the Deferral
     Percentage for such Participants will be reduced (in the order of Deferral Percentages, beginning with the highest of such percentages as provided below) until the limitation in
     Section 15.1 is satisfied. The highest Deferral Percentage will be reduced first until the limitation in Section 15.1 is satisfied or the percentage equals the next highest percentage, and the process will be repeated until such limitation is satisfied. A Participant's Deferral
     Percentage will be reduced by distributing first the Participant's 401(k) Additional Deposits and then the
     Participant's 401(k) Basic Deposits. The amount of excess contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any 401(k) Deposits previously distributed to the Participant for the same Plan Year pursuant to Section
     3.3(3). The excess contributions of Participants who are subject to the family aggregation rules of Section 15.4(3) will be allocated among the family members in proportion to the 401(k) Deposits (and any amounts treated as 401(k)
     Deposits) of the family members.

              16.2      Reduction of Excess Aggregate Contributions:
     If, for any Plan Year, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 15.2, the Contribution Percentage for each such Participant will be reduced (in the order of Contribution Percentages, beginning with the highest of such percentages as provided below) until the limitation in Section 15.2 is satisfied. The highest Contribution Percentage will be reduced first until the limitation in subsection (a) is satisfied or the percentage equals the next highest percentage, and the process will be repeated if necessary until such limitation is satisfied. The excess aggregate contributions determined under this Section will be reduced by distributing first After-Tax Additional Deposits, and then by distributing (or forfeiting, if forfeitable) After-Tax Basic Deposits and Company Contributions in proportion to the amount of the Participant's After-Tax Basic Contributions and Company Contributions for the Plan Year. The excess aggregate contributions of Participants who are subject to the family aggregation rules of Section 15.4(3) will be allocated among the family members in proportion to the After-Tax Additional Deposits, After-Tax Basic Deposits, and Company
     Contributions made on behalf of the family members. The determination of excess aggregate contributions under this Section will be made after first determining the excess
     401(k) Deposits under Section 3.3(3), and then determining the excess contributions under Section 16.1.

              16.3 Determination of Income or Loss: All distributions under this Article will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year (but not for the period between the end of the Plan Year and the date of distribution). Income or loss allocable to amounts distributed under this Article will be determined under a reasonable method approved by the Plan Administrator. The method for allocating income will be consistently used for all Participants and for all corrective distributions under this Article for the Plan Year, and will be the method used by the Plan for allocating income and loss to Participants' Accounts.

              16.4      Timing of Distributions:    All distributions
     under this Article will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year."

          33. Section 1.1(34) of the Plan is amended in its entirety to read as follows:

              "(34)     Highly Compensated Employee:  Any Employee
     who performs services for a Controlled Group Member during the determination year (as hereinafter defined) and who during the look-back year (as hereinafter defined):
     (i) received Compensation from a Controlled Group Member in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from a Controlled Group Member in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group (as hereafter defined) for such year; or (iii) was an officer of a Controlled Group Member and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) (but limited to no more than 50 Employees or, if lesser, the greater of three Employees or 10% of the Employees). The term Highly Compensated Employee also includes: (i) an Employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Controlled Group during the determination year; and (ii) an Employee who is a 5-percent owner at any time during the look-back year or determination year. If no officer has satisfied the Compensation requirement of (ii) above during either a determination year or look-back year, the officer with the highest Compensation for such year will be treated as a Highly Compensated Employee. For purposes of this subsection, the determination year is the Plan Year, and the look-back year is the twelve-month period immediately preceding the determination year. A Highly Compensated Employee also includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for a Controlled Group Member during the determination year, and was a Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday. The term "top-paid group" means that group of Employees consisting of the top 20% of such Employees ranked on the basis of Compensation received during the Plan Year. For purposes of this subsection, Compensation will have the meaning provided in Section 15.3(6). All determinations under this definition will be made in accordance with Code section 414(q) and the Treasury Regulations thereunder."

          34. Section 15.3 of the Plan is amended by adding the following new subsection at the end thereof:

              "(6)      Compensation shall mean the wages as defined
     in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by a Controlled Group Member. In addition, Compensation shall include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 limit set forth in the preceding sentence, if an Employee is a Highly Compensated Employee who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section 15.3(6), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question."

          35. Section 15.3(1) of the Plan is amended by adding the following at the end thereof: "(calculated separately for each Eligible Participant in the group)".

          36. Section 4.5(2)(b) of the Plan is amended in its entirety to read as follows:

          "(b)    the amount of Deposits made by the Participant,
     without regard to any Rollover Contributions or Transfer
     Contributions."

          37. Section 3.4(2) of the Plan is amended in its entirety to read as follows:

          "(2)    Notwithstanding the foregoing provisions of this
     Section, in the event that the Deferral Percentage in effect with respect to a Participant would cause the aggregate 401(k) Basic Deposits and 401(k) Additional Deposits for such Participant to exceed $8,475 for the Plan Year ending on December 31, 1991 (for example, because of an increase in Compensation since the time of the original election), or such other dollar limit as may be in effect with respect to any other Plan Year in accordance with applicable Code provisions, the excess payroll deduction will be made to the Plan as an After-Tax Basic Deposit and/or After-Tax Additional Deposit. A Participant who does not wish to continue to make deposits in accordance with this Subsection may modify his Deferral Percentage or deduction percentage in accordance with Section 3.4(1)."

          The amendments set forth above are effective as if they were included in the Plan as amended and restated on April 17, 1991.
          Executed at Dallas, Texas, this  5th  day of November,
1992.
                              CENTRAL AND SOUTH WEST CORPORATION



                              By   /s/ E. R. Brooks
                                    E. R. Brooks
                                    Chairman, President and
                                    Chief Executive Officer

                               FOURTH AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS


          Central and South West Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendment to the Central and South West
Corporation Thrift Plus (the "Plan").
          Section 4.1 of the Plan is amended by adding the following provision at the end thereof:

          "The Employers shall make an additional matching contribution for a Participant at the end of the Plan Year if necessary to cause the total matching Company Contributions for such Participant to be equal to the matching contributions the Participant would have received if matching contributions were made on the basis of Deposits under Section 3.2(1) and 3.3(1) for the entire Plan Year, rather than on the basis of monthly Deposits."

          The amendment set forth above is effective for plan years of the Plan beginning on or after January 1, 1992.
          Executed at Dallas, Texas, this  23rd  day of November,
1992.
                                    CENTRAL AND SOUTH WEST CORPORATION

                                    By  /s/ E. R. Brooks
                                    E. R. Brooks
                                    Chairman, President and
                                    Chief Executive Officer

                                FIFTH AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS


          Central and South West Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendment to the Central and South West
Corporation Thrift Plus (the "Plan").

          Section 2.1 of the Plan is amended in its entirety to read as follows:

          "2.1    Eligibility to Participate:  Except as otherwise
     provided in this Section, any Employee of an Employer shall be eligible to participate in the Plan when he has
     (1) attained age 21 and (2) has completed one Year of Service (determined, in the case of a leased employee within the meaning of Section 414 of the Code, as provided in Subsection 6.2(3)).

          Notwithstanding the foregoing, an Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if he is a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code)."

          The amendment set forth above is effective as of January 1, 1993.
          Executed at Dallas, Texas, this  30th  day of June,
1993.
                              CENTRAL AND SOUTH WEST CORPORATION



                              By   /s/ E. R. Brooks
                                    E. R. Brooks
                                    Chairman, President and
                                    Chief Executive Officer

                                SIXTH AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                                  THRIFT PLUS

          Central and South West Corporation, a Delaware corporation, adopts the following amendments to the Central and South West Corporation Thrift Plus (the "Plan").

     1.   The definition of "Compensation" that appears in Section
1.1 of the Plan, as previously amended by the Third Amendment to the Plan, is amended by replacing the portion of the definition beginning with "For Plan Years beginning after December 31, 1989" and ending with "For purposes of applying the $200,000 limit set forth in the preceding sentence" with the following:

     For Plan Years beginning after December 31, 1989, and before January 1, 1994, an Employee's annual rate of Compensation for all purposes of the Plan shall be limited to $200,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For Plan Years beginning after December 31, 1993, an Employee's annual rate of Compensation for all purposes of the Plan shall be limited to $150,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 and $150,000 limits set forth in the two preceding sentences


     2. Section 14.3(b) of the Plan is amended in its entirety to read as follows:

          (b) Compensation: For purposes of this Article, Compensation means the wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by a Controlled Group Member. For purposes of determining whether an Employee is a Key Employee, compensation shall include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. Compensation shall be limited in accordance with the $200,000 and $150,000 limitations (whichever is applicable) set forth in the definition of Compensation contained in Section 1.1.


     3.   Section 15.3(6) of the Plan, as added by the Third
Amendment to the Plan, is amended in its entirety to read as follows:

          (6) Compensation shall mean the wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by a Controlled Group Member. In addition, Compensation shall include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose for any Plan Year beginning after December 31, 1989, and before January 1, 1994, will not exceed $200,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For Plan Years beginning after December 31, 1993, an Employee's annual rate of Compensation for all purposes of the Plan shall be limited to $150,000, as adjusted in regulations prescribed by the Secretary of the Treasury. For purposes of applying the $200,000 and $150,000 limits set forth in the preceding sentence, if an Employee is a Highly Compensated Employee who is either (i) a 5-percent owner, determined in accordance with Code section 414(q) and the Treasury Regulations promulgated thereunder or (ii) one of the 10 most highly compensated Employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee. The limitation on Compensation will be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation. For purposes of this Section 15.3(6), the term "family" means an Employee's spouse and any lineal descendants who are under age 19 at the end of the Plan Year in question.


     4.   The foregoing amendments will be effective for Plan
Years beginning on and after January 1, 1994.

     Executed at Dallas, Texas, this  17th  day of December,
1993.


                                    CENTRAL AND SOUTH WEST CORPORATION




                                    By  /s/ E. R. Brooks
                                    E. R. Brooks, Chairman,
                                    President and Chief Executive
                                    Officer

SEVENTH AMENDMENT
TO
CENTRAL AND SOUTH WEST CORPORATION
            THRIFT PLUS


     Central and South West Corporation, a Delaware corporation, adopts the following amendments to the Central and South West
Corporation Thrift Plus (the "Plan").

      1. Section 1.1 of the Plan ("Definitions") is amended effective as of January 1, 1991, by the addition of the following definition:

          Basic Deposits: A Participant's Deposits to the Plan made pursuant to Article III to the extent the aggregate amount of such deposits does not exceed 6% of the Participant's Compensation for the Plan Year. If a Participant elects to make both after-tax and pre-tax deposits for a Plan Year pursuant to Sections 3.2 and 3.3, his Basic Deposits will consist first of 401(k) Basic Deposits made pursuant to Section 3.3 and next of After-Tax Basic Deposits made pursuant to Section 3.2.

      2. Section 1.1 of the Plan ("Definitions") is further amended effective as of July 1, 1993, by the addition of the following definition:

          Former BREMCO Employee: A person who was formerly employed by Bossier Rural Electric Membership Cooperative Inc. and who became an Employee on July 1, 1993, as a result of the acquisition of such Cooperative by Southwestern Electric Power Company.

      3.      The definition of "Hour of Service" that appears in
Section 1 of the Plan is amended effective as of July 1, 1993, by the addition of the following paragraph at the end thereof:

          With respect to any period of time ending prior to July 1, 1993, the Hours of Service with respect to an Employee who is a Former BREMCO Employee shall be determined, solely for the purpose of determining his Years of Service for purposes of Sections 2.1, 4.1 and 6.2(2), as if the term "Controlled Group" included Bossier Rural Electric Membership Cooperative Inc. and any Affiliate of such Cooperative. Solely for purposes of the immediately preceding sentence, the term "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Bossier Rural Electric Membership Cooperative Inc.

      4. The following definitions that appear in Section 1.1 of the Plan are amended in their entirety effective as of January 1, 1991, to read as follows:

          After-Tax Basic Deposits: A deposit to the Plan made by a Participant through a payroll deduction, as provided in
     Section 3.2, to the extent that the amount of such deposit, when added to the Participant's 401(k) Basic Deposits for the Plan Year, does not exceed 6% of the Participant's Compensation for the Plan Year. A Participant's After-Tax Basic Deposits will include his Basic Deposits, if any, made for periods ending prior to January 1, 1991.

          Home Loan: A Loan used for the initial purchase of any dwelling unit which, within a reasonable period of time, is to be used (determined at the time the Loan is made) as the principal residence of the Participant.

      5. The following definitions that appear in Section 1.1 of the Plan are amended in their entirety effective as of January 1, 1995, to read as follows:

          Compensation Reduction and Deferral Agreement: An agreement between a Participant and the Employer pursuant to which the Participant agrees to a Deferral Percentage and the Employer agrees to contribute the designated percentage of the Participant's Compensation to the Plan as a 401(k) deposit in accordance with Section 3.3.

          Employee: A person who is employed on either a full-time or part-time basis on the active payroll by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, excluding, however, any person who is treated as a leased employee within the meaning of Section 414 of the Code and any person who is classified by an Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees.

          Valuation Date: The date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The regular Valuation Date will be each business day during the Plan Year.

      6. The following definition that appears in Section 1.1 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

          Disabled: An Employee shall be Disabled for purposes of the Plan after he (a) has incurred a disability within the meaning of the Central and South West System Employees' Disability Income Plan (the "Disability Plan") and (b) has received benefits under the Disability Plan for 12 consecutive months or would have received 12 such monthly payments if he had been a participant under the Disability Plan.

      7. The definition of "Rollover Contribution" that appears in Section 1 of the Plan is amended in its entirety effective as of January 1, 1993, to read as follows:
          Rollover Contribution: The transfer to the Plan by a Participant of (i) all or part of the cash distributed to the Participant in a distribution from a Qualified Plan that satisfies the requirements of an Eligible Rollover Distribution set forth in Section 7.8(2) or (ii) the entire amount distributed to the Participant from an individual retirement account or annuity that is attributable solely to a eligible rollover distribution from a Qualified Plan; provided the transfer to the Plan is made within sixty days after such distribution is received by the Participant. The Participant shall make application for the Rollover Contribution in accordance with rules and procedures prescribed by the Plan Administrator.

      8.      Subsection (4) of Section 1.2 of the Plan
("Construction") is amended in its entirety effective as of January 1, 1995, to read as follows:

          (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Texas, including without limitation the Texas statute of limitations, but without regard to the principles of conflicts of law of such State. All persons accepting or claiming benefits under the Plan shall be bound by and deemed to consent to its provisions.

      9. Section 2.2 of the Plan is amended in its entirety effective as of January 1, 1993, to read as follows:

          2.2 Entry Date: Any eligible Employee shall enter the Plan as soon as administratively feasible following the receipt by the Benefit Administrator of the Application for Participation and, if 401(k) Basic Deposits and/or 401(k) Additional Deposits are to be made, a Compensation Reduction and Deferral Agreement.

      10. Subsection (2) of Section 3.2 of the Plan ("After-Tax Basic and After-Tax Additional Deposits") is amended in its entirety effective as of January 1, 1991, to read as follows:

          (2) The deposits pursuant to this Section shall consist of After-Tax Basic Deposits, which are matched by Company
     Contributions pursuant to Section 4.1, and After-Tax
     Additional Deposits, which are not so matched by Company
     Contributions.

      11.     Subsection (2) of Section 3.3 of the Plan ("401(k)
Basic and 401(k) Additional Deposits") is amended in its entirety effective as of January 1, 1991, to read as follows:

          (2) The deposits pursuant to this Section that do not exceed 6% of the Participant's Compensation for the Plan Year are referred to in the Plan as "401(k) Basic Deposits" and the deposits made pursuant to this Section that exceed 6% of the Participant's Compensation for the Plan Year are referred to in the Plan as "401(k) Additional Deposits."
     In no event shall the sum of a Participant's 401(k) Basic Deposits and 401(k) Additional Deposits in any Plan Year exceed $8,475, as adjusted for Plan Years beginning after December 31, 1991, in regulations prescribed by the Secretary of the Treasury.

     12. The second sentence of Subsection (1) of Section 3.4 of the Plan ("Changes in Participant Deposits") is amended in its entirety effective as of January 1, 1993, to read as follows:

     A Participant may modify any such deduction percentage or Deferral Percentage by giving prior written notice to the Benefit Administrator designating the new deduction percentage or Deferral Percentage, as the case may be, but not more than once in any calendar quarter, and such new deduction percentage or Deferral Percentage will be effective as soon as administratively feasible following receipt of the written notice by the Benefit Administrator.

     13. Subsection (1) of Section 3.4 of the Plan ("Changes in Participant Deposits") is amended in its entirety effective as of January 1, 1995, to read as follows:

          (1) Any payroll deduction percentage designated or Deferral Percentage agreed to by a Participant shall continue in effect, notwithstanding any change in his Compensation, until a modification of the deduction percentage or Deferral Percentage, as the case may be, is requested by him. A Participant may modify any such deduction percentage or Deferral Percentage by designating the new deduction percentage or Deferral Percentage in the manner specified by the Benefit Administrator, and the modification shall be effective as of the first payroll period following receipt of such designation, or as soon thereafter as administratively feasible. If a Participant's Compensation changes, a deduction percentage or Deferral Percentage will be applied to his new Compensation.

     14. Section 3.5 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

          3.5 Suspension of Deposits: Upon prior notice to the Plan in the form or manner designated by the Benefits
     Advisory Committee, a Participant may terminate any payroll deduction percentage or Compensation Reduction and Deferral Agreement designated or entered into by him and thereby suspend all of his After-Tax Basic Deposits and After-Tax Additional Deposits or all of his 401(k) Basic Deposits and 401(k) Additional Deposits, as the case may be, effective as of the first day of the following payroll period, or as soon thereafter as administratively feasible. All Deposits with respect to a Participant shall be suspended automatically for the period of any approved leave of absence without pay, including military and other governmental service and during such period or a period for which the Participant has suspended Deposits pursuant to this Section, all Company Contributions shall be suspended automatically. A
     Participant who suspends his deposits may resume making deposits to the Plan at any time by providing notice to the Plan in the form or manner designated by the Benefits
     Advisory Committee, effective as of the first day of the following payroll period or as soon thereafter as administratively feasible.

     15. Section 4.1 of the Plan is amended in its entirety effective as of January 1, 1991, except for the second sentence thereof which is amended effective as of January 1, 1989, to read as follows:

          4.1 Amount of Company Contributions: Subject to the limitations under Section 4.5 and Article XV, the Employers shall, as and to the extent they lawfully may, contribute to the Trust Fund on behalf of each Participant, no less frequently than monthly, an amount equal to (a) 50% of the Participant's Basic Deposits for such month if the Participant has less than 20 Years of Service or (b) 75% of the Participant's Basic Deposits for such month if the Participant has 20 or more Years of Service, whichever is applicable; provided, however, that if the Participant has been a Participant for less than 24 months, the applicable percentage shall be 50%. The Employers may make such other matching contributions to the Trust Fund as determined in their sole discretion consistent with any applicable law, and such contributions shall be allocated as a single, uniform percentage of all Participants' Deposits as provided in the resolutions authorizing such additional contributions. In addition, the Employers shall make an additional matching contribution for a Participant at the end of the Plan Year if necessary to cause the total matching Company Contributions for such Participant to be equal to the matching contributions the Participant would have received if matching contributions were made on the basis of Basic Deposits for the entire Plan Year, rather than on the basis of monthly Basic Deposits.

     16. The last sentence of Subsection (2) of Section 4.4 of the Plan ("Return of Contributions to Employers") is deleted and replaced effective as of January 1, 1989, by the following sentences:

     In the case of a return of assets due to initial failure of the Plan to qualify, the entire assets of the Trust Fund attributable to Contributions shall be returned to the Employers. In the case of a return of Contributions due to mistake of fact or disallowance of a deduction, earnings attributable to the Contributions may not be returned to an Employer, but losses attributable to such Contributions shall reduce the amount to be returned.

     17.      The first sentence of Section 5.4 of the Plan
("Change of Investment Option") is amended in its entirety effective as of January 1, 1993, to read as follows:

     In accordance with Section 5.3, by giving prior written notice to the Benefit Administrator, a Participant may change his Investment Option with respect to future Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, and such change shall be effective as soon as administratively feasible following receipt of the notice by the Benefit Administrator.

     18. Sections 5.4 and 5.5 of the Plan are amended in their entirety effective as of January 1, 1995, to read as follows:

          5.4     Change of Investment Option:        Subject to
     Section 5.5, a Participant may change his Investment Option with respect to future Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, and such change shall be effective as soon as administratively feasible following receipt of notice by the Plan. In addition, subject to Section 5.5, a Participant may transfer all or a portion of his Account Balance attributable to his Deposits, Company Contributions, Rollover Contributions and Transfer Contributions (including his ESOP Account Balance) from one Investment Option to another, effective as soon as practicable after receipt of notice by the Plan.

          5.5     Election Procedure:     The Benefits Advisory
     Committee from time to time shall establish rules and procedures regarding Participant investment directions under Sections 5.3 and 5.4, including, without limitation, rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year and the minimum portion of a Participant's Account Balance that may be invested in any one investment fund.

     19.      Subsections (2) and (3) of Section 5.6 of the Plan
("Valuation of Investment Options") are amended in their entirety effective as of January 1, 1995, to read as follows:

          (2) The Participant's Account Balance will be determined by applying the closing market price of each Investment Option in which each Account is invested on each Valuation Date to the share/unit balance of each Investment Option in the Account as of the close of business on the Valuation Date. Each Account will be further adjusted for withdrawals, distributions and other additions or subtractions that may be appropriate.

          (3) Except as may otherwise be provided by the Benefits Advisory Committee, Deposits and Company Contributions shall be credited to each Participant's Account on the Valuation Date when made, but in no event shall Deposits be credited later than the last day of the month in which such Deposits are deducted from the Participant's Compensation. Such Deposits and Company Contributions shall be allocated in accordance with the Investment Option or Options chosen by such Participant as soon as practicable after the Trustee has received such amounts and appropriate instructions as to the allocation of such amounts among the Investment Options.

     20. Subsection 4(a) of Section 5.6 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

          (a) All securities (including Company Stock) and other property held in such Option shall be valued at fair market value, or if the market value is not readily ascertainable, at such amount as shall be deemed by the Trustee to represent the fair value thereof. The fair market value of units of an open-end investment company registered under the Investment Companies Act of 1940 shall be the net asset value as reported by such investment company, unless otherwise determined by the Trustee. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase, sale or distribution of securities (including Company Stock) shall be added to the cost or deducted from the proceeds of such securities, as determined by the Trustee. The proceeds credited to an Account upon the sale or redemption of any securities or units shall be the actual net proceeds.

     21. Section 5.7 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

          5.7 Purchase or Sale of Company Stock: Whenever the Trustee is required to purchase or sell Company Stock for purposes of distributions, withdrawals, the investment of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions the change of Investment Options, or otherwise, such purchases or sales shall be made either in the open market, by private purchase from the Company, by matching purchases and sales of such stock directed by two or more Participants or Beneficiaries ("Matching") or otherwise, as the Trustee shall determine in its sole discretion. The Trustee in its discretion may, in the case of any Investment Option which requires the purchase by it of securities (including Company Stock) in the open market, time the execution of purchase orders for the purpose of limiting or spreading daily volume of purchase, or otherwise as it shall deem in the best interest of the Participants under such Option.

     22. Subsection (2) of Section 7.2 of the Plan ("Distributions on Termination of Employment") is deleted from the Plan, Subsections (1) and (3) of Section 7.2 are amended in their entirety to read as set forth below, and Subsections (4) and (5) of Section 7.2 are renumbered as subsections (3) and (4), respectively, all effective as of January 1, 1993.

          (1) In the event of his termination of employment with the Controlled Group for any reason other than his death, a Participant shall receive his Vested Interest in a lump sum payment, unless he elects an optional form of benefit pursuant to Subsection (2) below. Any amounts distributed to a Participant pursuant to this Section shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Subsection 17.5(1). A Participant who elects a lump sum payment may elect to receive, to the extent practicable, any full shares of Company Stock credited to his Account. Unless a Participant elects shares of Company Stock, lump sum payments shall be made in cash.

          (2) A Participant may elect to receive his benefits under the Plan in an optional form (a) through the purchase by the Trustee from an insurance company of an annuity in one of the following forms:

              (i)       a life annuity;

              (ii)      a life annuity with cash refund;

             (iii) an annuity for a term certain of at least five years and life thereafter;

              (iv) an annuity for a term certain of at least ten years and life thereafter;

              (v)       a joint and survivor annuity with cash
                        refund;

              (vi) a joint and survivor annuity payable to the Participant for life and thereafter to his Spouse for the Spouse's life at the rate of 50% of the amount payable to the Participant; or

             (vii)      an annuity for a fixed term;

     or (b) if he is at least fifty-five years of age when his employment with the Controlled Group terminates, in equal installments at least annually over a fixed period of not longer than the lesser of (i) fifteen years or (ii) the life expectancy of the Participant. The Vested Interest of a Participant who elects to receive benefits in the form of installments shall remain allocated to his Account and shall continue to be invested pursuant to the Participant's directions in accordance with the provisions of Article V until fully distributed to him. Any annuity elected by a Participant shall be subject to the following conditions:

              (a) in the case of a contract purchased for a Participant and a joint annuitant, the joint annuitant shall be the Participant's Spouse;

              (b) any term certain or fixed term shall not extend over a period longer than the lesser of (i) the life expectancy of the Participant or, if applicable, the life expectancy of the Participant and his Spouse and (ii) twenty years reduced by one year for each year the Participant is over the age of sixty-five years; and

              (c) payment of any cash refund under a life annuity shall be made within five years of the death of the Participant, and payment of any cash refund under a joint and survivor annuity shall be made within five years of the death of the last to die of the Participant and his Spouse.


     23. The first sentence of Subsection (4) of Section 7.2 is amended in its entirety effective as of January 1, 1995, to read as follows:

     If a Participant terminates employment on or before December 31, 1994, the nonvested portion of the Participant's Account shall be forfeited on the last day of the Plan Year in which the Participant incurs five consecutive one-year breaks in service (as such term is hereinafter defined).

     24. Section 7.2 of the Plan ("Distribution on Termination of Employment") is amended effective as of January 1, 1995, by the addition of the following subsection:

          (5) If a Participant terminates employment after December 31, 1994, and receives a distribution of the entire vested portion of his Account, the nonvested portion of the Participant's Account will be forfeited on the date of such distribution. If the Participant again becomes an Employee before incurring five consecutive one-year break in service years (as defined in Subsection (4) above), the portion of his Account that was forfeited will be restored, unadjusted for earnings or losses. If, however, the Participant terminates employment after December 31, 1994, and does not receive a distribution of the entire vested portion of his Account, the nonvested portion will be forfeited on the last day of the Plan Year in which the Participant incurs five consecutive one-year breaks in service and the provisions of Subsection (4) above will apply to the Participant.

     25. Section 7.3 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

          7.3 Distributions on Death or Disability: (1) Upon the death of a Participant prior to the date payments are to commence under the Plan and before the Trustee has purchased an annuity contract from an insurance company (if the Participant had elected an annuity prior to his death), his Vested Interest shall be paid to his Beneficiary in any form of payment permitted under the Plan that the Beneficiary elects in a manner prescribed by the Benefits Advisory Committee. Any amounts distributed to the Participant's Beneficiary pursuant to this Subsection shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Subsection 17.5(1). Distribution of a Participant's Vested Interest will be made, or commence, as soon as practicable after the Participant's death, unless the Beneficiary defers distribution to a later date (subject to the restrictions on deferral provided in Section 7.6).
     If a Beneficiary who is the Participant's surviving Spouse defers distribution of the Participant's Vested Interest, the surviving Spouse may thereafter withdraw such Vested Interest in whole or in part in accordance with the provisions of Section 7.7 at any time (with the restrictions of Section 7.7 applied on the basis of the age the Participant would have attained on the date of the withdrawal). If a Beneficiary other than a surviving Spouse defers distribution, the Beneficiary may thereafter withdraw such Vested Interest in whole, but not in part, at any time.

              (2) A Participant who becomes Disabled (as defined in Section 1.1) may request a distribution of his Vested Interest in any form of payment available under
     Section 7.2 in the same manner as if the Participant had terminated employment.

     26. Section 7.4 of the Plan, as previously amended by the Third Amendment to the Plan, is amended in its entirety effective as of January 1, 1989, except for the first sentence thereof, which is amended effective as of January 1, 1995, to read as follows:

          7.4 Valuation Upon Distribution: A Participant's distributable Account Balance shall be valued as of the latest Valuation Date prior to distribution of the Account Balance. Unless a Participant defers distribution to a later date (but not later than April 1 following the calendar year in which the Participant attains age 70-1/2), distribution of the Participant's Vested Interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains the earlier of normal retirement age or age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

     27. Section 7.5 of the Plan is amended in its entirety effective as of January 1, 1993, to read as follows:

          7.5 Rules Relating to Annuities: (1) If a married Participant elects to receive his Vested Interest in the form of an annuity other than the joint and survivor annuity described in Subsection 7.2(2)(a)(vi), the Participant's election shall not be effective without the written consent of his Spouse, witnessed by a Plan representative or a notary public and acknowledging the effect of such election, unless it is established to the satisfaction of the Committee that the consent required by this Subsection cannot be obtained because (i) there is no Spouse, (ii) the spouse cannot be located, or (iii) of such other circumstances as regulations under Section 417 of the Code set forth. An election under this Section must be made with the Benefit Administrator within ninety days of the date on which the Participant would receive his first payment of benefits under the Plan and must be made on a form provided by the Benefits Advisory Committee. A Participant may revoke an election to receive an annuity without the consent of his Spouse at any time, and any number of times, before the date on which he would receive his first payment of benefits under the Plan. If a married Participant revokes a prior election to receive an annuity, he may elect without the consent of his Spouse to receive his Vested Interest in a lump sum payment, installments (if applicable) described in Subsection 7.2(2)(b) or the joint and survivor annuity described in Subsection 7.2(2)(a)(vi).

              (2) If a Participant who has elected to receive any form of annuity under Subsection 7.2(2) dies before the Trustee has purchased the annuity contract from an insurance company, the Participant's Vested Interest shall be paid to the Participant's surviving Spouse, if any, and if none, to the Participant's Beneficiary, in accordance with the provisions of Section 7.3. If the Participant dies after the Trustee has purchased the annuity contract, any benefits payable after the Participant's death shall be determined under the terms of the annuity contract.

     28.      The fourth and fifth sentences of Subsection (1) of
Section 7.6 of the Plan ("Timing of Distribution"), as previously amended by the Third Amendment to the Plan, are amended in their entirety effective as of January 1, 1989, to read as follows:

     If a Participant terminates employment or becomes Disabled and defers distribution of his Account, the Account shall be retained and administered under the Plan until the date of distribution. Such terminated or Disabled Participant shall continue to have the rights with respect to the election Investment Options provided in Article V and may withdraw his Account Balance in whole or in part in accordance with the provisions of Section 7.7 at any time prior to the date of distribution.

     29. Paragraphs i. and iii. of Section 7.7(1) of the Plan ("Withdrawal of Accounts") are in their entirety effective as of January 1, 1995, to read as follows:

          i. A Participant who has not attained age 59-1/2 may withdraw, in cash, all or any part of his Account attributable to, first, After-Tax Additional Deposits and, second, After-Tax Basic Deposits, including earnings with respect to both such Deposits; provided, however, that if a Participant makes such a withdrawal prior to having made Deposits for twelve months, his right to make further Deposits shall automatically be suspended for a period of six calendar months following the month in which such withdrawal is made and may be reinstated only be executing and filing an Application for Participation pursuant to
     Section 2.3 and, if applicable, a Compensation Reduction and Deferral Agreement pursuant to Section 2.4.

* * * * *

        iii. A Participant who has attained age 59-1/2 (or a terminated Participant who has attained age 55) as of the Valuation Date as of which such withdrawal is to be made may withdraw (in addition to the amounts that may be withdrawn pursuant to paragraph i. above), in Company Stock or cash and, in either case, without penalty, all or any part of his Account attributable to, first, Company Contributions and earnings thereon, fourth, 401(k) Additional Deposits and earnings thereon and, fifth, 401(k) Basic Deposits and earnings thereon.
    30. Subsection (3) of Section 7.7 of the Plan ("Withdrawal of Accounts") is amended in its entirety effective as of January 1, 1995, to read as follows:

             (3) A Participant may make a withdrawal pursuant to this Section at any time. All withdrawals will be processed as soon as administratively feasible following approval of the Participant's withdrawal notice.

    31. Article VII of the Plan is amended effective as of January 1, 1993, by the addition of the following new
Section 7.8:

             7.8 Direct Rollovers: (1) Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993 a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Benefits Advisory Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee.

                 (2) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Section 401(a)(9) of the Code, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (3) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that is a defined contribution plan within the meaning of Section 414(i) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 (4) A Distributee includes a Participant, the
    Participant's Spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

    32. Section 8.4 of the Plan is amended in its entirety effective as of January 1, 1995, to read as follows:

             8.4       Expenses:    The expenses of administering the
    Plan, including without limitation the fees and expenses of the Trustee and the expenses of the Benefits Advisory
    Committee and Investment Committee properly incurred in the performance of their duties under the Plan, shall be paid from the Trust Fund, and all such expenses paid by the Employers on behalf of the Plan shall be reimbursed from the Trust Fund, unless the Employers in their own discretion elect not to submit such expenses to the Trustee for reimbursement. Notwithstanding the foregoing, the members of the Committees will not be compensated by the Plan for their services as Committee members.

    33. Article VIII of the Plan ("Administration of the Plan and Trust Agreement") is amended effective as of January 1, 1989, by the addition of the following section:

             8.8 Correction of Participants' Accounts. If an error or omission in the administration of the Plan that affects the Account of a Participant is discovered, the Benefits Advisory Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, an Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Benefits Advisory Committee only to the Account of one or more affected Participants to correct any such administrative error or omission, and such contribution will not be treated as a Company Contribution for purposes of Sections 401, 402 and 415 of the Code. In addition, an Employer may designate at the time of a corrective contribution that all or a portion of such contribution be treated as a "qualified matching contribution" or a "qualified nonelective contribution", in which case the designated contribution will be 100% nonforfeitable at all times and will be subject to the distribution and withdrawal restrictions that apply to 401(k) Basic Deposits under Article VII.

    34. Article XV of the Plan is amended effective as of January 1, 1989, by the addition of the following new section:

             15.5 Multiple Use of Alternative Limitation. Multiple use of the alternative limitation of Section 15.1(2) and 15.2(2) will be limited in accordance with
    Section 1.401(m)-2(b) of the Treasury Regulations. If such limit on multiple use of the alternative limitation would be exceeded for any Plan Year, the excess will be treated as an excess aggregate contribution under Section 16.2, and the Contribution Percentage of all Highly Compensated Employees will be reduced (beginning with the highest Contribution Percentage as provided in Section 16.2) so that the limit is not exceeded.

    35. Subsection (2) of Section 17.2 of the Plan ("Amount of Loans") is amended in its entirety effective as of January 1, 1995, to read as follows:

             (2) Except as otherwise determined by the Plan Administrator and subject to Subsection (1) of this Section, no more than two Loans (only one of which may be a Home Loan) may be outstanding with respect to a Participant at any time, and no Loan shall be made to a Participant who is in default under a Loan.

    36. The phrase "third calendar month" that appears in Subsection (1) of Section 17.4 of the Plan ("Term of Loan") is amended in each place it appears effective as of January 1, 1991, to read "second calendar month," and is further amended in each place it appears effective as of January 1, 1995, to read "first calendar month."
    37. The amendment to Section 17.5 of the Plan ("Disbursement and Security") made by the Third Amendment to the Plan is rescinded effective as of January 1, 1993.
    38. The phrase "promissory note/loan agreement" that appears in the first sentence of Subsection (1) of Section 17.5 is amended effective as of January 1, 1991, to read "promissory note"; and Subsection (4) of Section 17.5 is amended in its entirety effective as of January 1, 1991, to read as follows:

             (4) An account denominated the "Outstanding Loan Balance" shall be established for each Participant with respect to whom a Loan is outstanding under the Plan. As of the Loan Valuation Date, an amount equal to the principal amount of the Loan shall be transferred from the Participant's Account to the Participant's Outstanding Loan Balance, reducing such Account in the following order:
    (i) Company Contributions, (ii) 401(k) Basic Deposits,
    (iii) 401(k) Additional Deposits, (iv) Rollover Contributions or Transfer Contributions (other than transfers from the ESOP), (v) ESOP Account Balance relating to employer contributions on behalf of the Participant to the ESOP,
    (vi) ESOP Account Balance relating to the Participant's deposits to the ESOP, (vii) After-Tax Basic Deposits and
    (viii) After-Tax Additional Deposits; and in each case, earnings thereon. The amount so transferred shall be invested solely in the promissory note evidencing the Loan made to the Participant. Amounts transferred from the Participant's Account in accordance with the preceding provisions of this Section shall be deducted on a pro rata basis from the Investment Options in which such amount is invested.

    39. Subsection (1) of Section 17.7 of the Plan ("Defaults and Remedies") is amended in its entirety effective as of January 1, 1995, to read as follows:

             (1) Except as otherwise provided in this Subsection 17.7(1), in the event that a Participant fails to make any required payment under a Loan, such Participant shall be deemed to be in default on such Loan. A Loan that is in default shall become due and payable 30 days after the Participant terminates employment. A Participant who is on an unpaid leave of absence shall be permitted to defer Loan payments until the earliest of (i) termination of employment or expiration of the leave of absence, (ii) 12 months after the date of the leave of absence or (iii) the expiration of the maximum permissible term of the Loan (as set forth in Subsection 17.4(1)). If a Participant who has been on an unpaid leave of absence returns to active employment with a Controlled Group Member, Loan payments will resume and the amount of each remaining Loan payment will be recalculated to the extent necessary to amortize the amount of unpaid principal and interest over a period that does not exceed the maximum permissible term of the Loan.

    40.      Clause (d) of the first sentence of Section 17.8
("Loan Rules") is amended in its entirety effective as of January 1, 1991, to read as follows:

             (d) the form and content of the promissory note and any other documentation required in connection with Loans,

    Executed at Dallas, Texas, this  9th  day of December,

1994.


                                    CENTRAL AND SOUTH WEST CORPORATION



                                    By   /s/ E. R. Brooks
                                          E. R. Brooks, Chairman,
                                          President and Chief Executive
                                          Officer